Exhibit 10.16

LOAN AGREEMENT

Dated as of

June 28, 2005

Among

K-SEA OPERATING PARTNERSHIP L.P.

(as the Borrower)

AND

CITIZENS ASSET FINANCE,
a d/b/a of Citizens Leasing Corporation

(as the Lender)

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS
§1.1	Defined Terms
§1.2	Other Definitional and Interpretive Provisions
SECTION 2.	THE TERM LOAN
§2.1	Advances; Purposes
§2.2	Note; Repayment of Principal and Interest
§2.3	Prepayments
§2.4	Payments Generally
§2.5	Increased Costs and Reduced Return
§2.6	Payments Free and Clear of Taxes
§2.7	Mitigation Obligations
SECTION 3.	REPRESENTATIONS AND WARRANTIES
§3.1	Legal Existence and Good Standing, Etc.
§3.2	Limited Partnership Power; Consents; Absence of Conflict with Other Agreements Etc.
§3.3	Title to Properties
§3.4	Financial Statements
§3.5	No Material Changes Etc.
§3.6	Franchises, Patents, Copyrights, Licenses, Etc.
§3.7	Litigation
§3.8	No Materially Adverse Contracts, Etc.
§3.9	Compliance with Other Instruments, Laws, Etc.
§3.10	Tax Status
§3.11	No Default
§3.12	Absence of Liens
§3.13	Use of Proceeds
§3.14	Pension Plans
§3.15	Holding Company and Investment Company
§3.16	Disclosure
§3.17	[Intentionally Omitted
§3.18	First Lien

i

§3.19	Environmental Matters
§3.20	Solvency
§3.21	Survival of Representations and Warranties, Etc.
SECTION 4.	CONDITIONS OF FUNDING THE FIRST ADVANCE
§4.1	Execution and Delivery
§4.2	Representations and Warranties
§4.3	Performance; No Default
§4.4	Certified Copies of Charter Documents
§4.5	Proof of Partnership or General Partner Action
§4.6	Incumbency Certificate
§4.7	No Material Adverse Effect
§4.8	Delivery of Notice of Borrowing
§4.9	Opinion of Counsel
§4.10	Proceedings and Documents
§4.11	Recorded Lien Searches
§4.12	Financing Statements
§4.13	Evidence of Insurance
§4.14	Delivery of Invoices
§4.15	Licenses, Permits and Consent
§4.16	Construction Contract
§4.18	Lien Waivers
SECTION 5.	CONDITIONS OF INTERIM ADVANCES
SECTION 6.	CONDITIONS OF FINAL ADVANCES OF THE LOAN
§6.1	Vessel Documentation
SECTION 7.	AFFIRMATIVE COVENANTS
§7.1	Punctual Payment
§7.2	Maintenance of Offices
§7.3	Records and Accounts
§7.4	Financial Statements, Certificates, and Other Information
§7.5	[Intentionally omitted
§7.6	Business and Limited Partnership Existence

§7.7	Payment of Taxes
§7.8	Inspection of Properties and Books
§7.9	Licenses and Permits
§7.10	Pension Plans
§7.11	Environmental and Safety Matters
§7.12	Indemnities, Etc.
§7.13	Performance of Contracts
§7.14	Notice of Default
§7.15	Notice of Material Claims and Litigation
§7.16	No Disposition of Collateral
§7.17	Borrower’s Title; Lender’s Security Interest
§7.18	Compliance with Laws and Regulations
§7.19	Further Assurances
§7.20	Casualty Occurrence
SECTION 8.	NEGATIVE COVENANTS; FINANCIAL COVENANTS
§8.1	Transactions with Affiliates
§8.2	Terminate Pension Plan
§8.3	ERISA
§8.4	Incorporation of Financial Covenants Under Existing Revolver
SECTION 9.	EVENTS OF DEFAULT; ACCELERATION
§9.1	Events of Default
§9.2	Remedies
SECTION 10.	EXPENSES
SECTION 11.	SURVIVAL OF COVENANTS
SECTION 12.	CONFIDENTIALITY
SECTION 13.	SUCCESSORS AND ASSIGNS; PARTICIPATIONS
§13.1	Successors and Assigns
§13.2	Assignments
§13.3	Participations
§13.4	Disclosures
§13.5	Federal Reserve Bank

§13.6	Register; Note
SECTION 14.	NOTICES
SECTION 15.	ENTIRE AGREEMENT
SECTION 16.	CONSENTS, AMENDMENTS, WAIVERS, ETC.
SECTION 17.	SEVERABILITY
SECTION 18.	SUBMISSION TO JURISDICTION; WAIVER
SECTION 19.	WAIVER OF JURY TRIAL
SECTION 20.	MISCELLANEOUS

SCHEDULES
Schedule 1	Description of the Vessels

EXHIBITS
Exhibit A	Form of Term Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Ship Mortgage
Exhibit D	Form of Assignment and Acceptance
Exhibit E	Form of Security Agreement
Exhibit F	Form of Lien Certificate
Exhibit G	Assignment of Project Documents
Exhibit H	Contractor’s Consent

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”), is made as of June 28, 2005, by and between K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Borrower”), and CITIZENS ASSET FINANCE, a d/b/a of CITIZENS LEASING CORPORATION, a Rhode Island corporation, (the “Lender”).

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1.                            DEFINITIONS

§1.1        Defined Terms. As used in this Agreement the following terms shall have the meanings assigned to them below:

“Advance” means an advance pursuant to §2.1.

“Advance Date” means the date fixed for the making of an Advance in a Notice of Borrowing.

“Advance Termination Date” means June     , 2006 or the date on which the Note is executed (whichever occurs first).

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under direct or indirect common control with, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  As used herein, the term “control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the direct or indirect beneficial ownership of more than twenty percent (20%) of the outstanding voting securities or voting equity of such Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” - see preamble.

“Assignment of Project Documents” means the Assignment of Project Documents, dated as of the date hereof, substantially in the form of Exhibit G (including the consent of Bollinger in the form appended thereto), pursuant to which the Borrower has granted to the Lender a security interest in all of the Borrower’s rights, title and interest under the Vessel Construction Agreement as security for the Obligations.

“Authorized Officer” means any person holding the title of Chairman, President, Vice President, Chief Financial Officer or Treasurer (or other officer performing the functions thereof).

“Bollinger” means Bollinger Marine Fabricators, L.L.C., a Louisiana limited liability company.

“Borrower” - see preamble.

“Business Day” means any day on which banks in Rhode Island and New York are open for the conduct of normal banking business.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CBPA” means Citizens Bank of Pennsylvania.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of ownership interests representing more than 50% of the general partnership interest in K-Sea or more than 50% of the aggregate ordinary voting power represented by the issued and outstanding ownership interests of Borrower or any Subsidiary Guarantor, or (b) for the period of twelve (12) consecutive calendar months, a majority of the board of Borrower or any Guarantor shall no longer be composed of individuals (i) who were members of said board on the first day of such period, (ii) whose election or nomination to said board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said board, or (iii) whose election or nomination to said board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said board.

“Coast Guard” means the United States Coast Guard, which is currently part of the United States Department of Homeland Security.

“Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as amended from time to time.

“Collateral” means the Vessels, charter hire, freights and earnings, fees and all other; amounts due or which become due and payable to the Borrower arising out of the Vessels; all insurance proceeds payable to the Borrower with respect to the Vessels; and all other property, interests and rights now or at any time hereafter described, referred to in or covered by the Security Documents.

“Controlled Group” means all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001(a)(14) of ERISA.

“DBL 28” means a 28,000 barrel inland tank barge being constructed for the Borrower by Bollinger pursuant to the Vessel Construction Agreement.

“DBL 29” means a 28,000 barrel inland tank barge being constructed for the Borrower by Bollinger pursuant to the Vessel Construction Agreement.

“DBL 78” means a 78,000 barrel tank barge that the Borrower intends to acquire in July, 2005 pursuant to the terms of an Option Agreement dated as of December 6, 2004 between the Borrower and EMI-PA, Inc.

“Default(s)” means the occurrence of any event or condition which, after the giving of notice and/or the lapse of time (if provided for in §9), would become an Event of Default.

“Default Rate” means an interest rate of 300 basis points per annum over the relevant interest rate in effect in accordance with Section 2.2(b) and (c) or, if lower, the Highest Lawful Rate.

“Dollars” and the sign “$” means dollars or such coin or currency of the United States of America as at the time of payment shall be legal funds for the payment of public and private debts in the United States of America.

“Eligible Assignee” means any bank, insurance company or other financial institution or finance company having a net worth in excess of $50,000,000.

“Environmental Laws” means any and all federal, state, local and foreign laws, statutes, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials or to the generation, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Borrower or any of its properties, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §9601 Qt seq.), the Hazardous Material Transportation Act (49 U.S.C. §1801 Qt seq.), the Solid Waste Disposal Act (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et. seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §11001 et. seq.), each as amended or supplemented, and any analogous future or present local, state and federal or foreign statutes and rules and regulations promulgated pursuant thereto, each as in effect on the date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” means any of the events specified in §9, provided that there has been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both.

“Event of Loss” means, with respect to any Vessel, the actual or constructive loss of such Vessel or the use thereof, due to theft, destruction, damage beyond repair or damage from any reason whatsoever, to an extent which makes repair uneconomical, or rendition thereof unfit for normal use, or the condemnation, confiscation or seizure of, or requisition of title to or use of, such Vessel by any Governmental Authority (other than the United States pursuant to a requisition for hire) or any other person, whether or not acting under color of Governmental Authority.

“Excluded Tax” means, with respect to the Lender, any of the following Taxes:

(i)            any Tax imposed on or with respect to, or calculated by reference to, the gross or net income, capital, capital stock, net worth, assets or conduct of business of the Lender by any national, state (or equivalent) or local jurisdiction under the laws of which the Lender is incorporated or otherwise organized or in which the Lender has an office or other fixed place of business;

(ii)           any Tax imposed on or payable by a Lender by any Governmental Authority or other taxing authority in any jurisdiction if the jurisdictional basis for such Tax exists as a result of any activities, transactions or other connection of such Lender (or any of its Affiliates) in or with such jurisdiction that is unrelated to the Lender’s Loan to the Borrower pursuant to the Loan Documents;

(iii)          any Tax arising from a transfer, assignment or other disposition by the Lender of all or any part of its interest in or rights under the Loan or the Loan Documents unless such transfer, assignment or other disposition occurs as the result of an Event of Default and while such Event of Default is continuing;

(iv)          any Tax to the extent consisting of a fine, interest, a penalty or other addition to tax that would not have been required to be paid but for the failure of the Lender to file any tax return or other tax document, or to pay any tax, in a procedurally proper and timely matter;

(v)           any Tax attributable to gross negligence or willful misconduct of the Lender or the breach of any agreement of the Lender in the Loan Documents; and

(vi)          any United States federal Tax imposed on, or required to be withheld from or with respect to payments of, gross or net income (including any Tax imposed by Section 881, 884, 1441, 1442, or 3406 of the Code).

“Existing Revolver” means the transactions contemplated by the Loan and Security Agreement dated as of March 24, 2005 by and between the Borrower, KeyBank National Association, LaSalle Bank National Association and CBPA, as the same may be amended, modified or supplemented from time to time.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to K-Sea on such day on such transactions as determined by the Lender.

“Financial Covenants” – see § 8.4(a).

“Financing Statements” means Uniform Commercial Code financing statements naming the Borrower as debtor and the Lender as secured party and filed or to be filed in the office of the Secretary of State of Delaware and/or such other locations as may be required from time to time under applicable law to perfect a security interest in certain of the Collateral.

“GAAP” means generally accepted accounting principles in the United States of America, as may be determined by the Financial Accounting Standards Board.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Hazardous Materials” means (a) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to any property of the Borrower or to Persons on or about such property or (ii) cause such property to be in violation of any Environmental Laws, (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or electric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (c) any chemical, material or substance defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” restricted hazardous waste,” or “toxic substances” or words of similar import under any applicable local, state or federal law or under the rules and regulations adopted or publications promulgated pursuant thereto, including Environmental Laws, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority having jurisdiction over the Borrower, or any of its properties, including the Vessels.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement (excluding fuel surcharge) or other interest or currency exchange rate of commodity price hedging agreement.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all operating lease obligations of such Person, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided, however, that “Indebtedness” shall not include (x) secured nonrecourse obligations and (y) nonrecourse obligations incurred in connection with leveraged lease transactions as determined in accordance with GAAP.

“Indemnified Party” - see §7.11(d).

“Indemnified Tax” means any Tax (other than an Excluded Tax) imposed on or with respect to (i) the execution, delivery, recording, registration, notarization or other formalization, performance, or enforcement of the Loan or the Note or any of the other Loan Documents or (ii) any payment pursuant to the Loan Documents.

“Initial Lender” means Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation, a Rhode Island corporation.

“K-Sea Transportation” means K-Sea Transportation Partners L.P., a Delaware limited partnership, and owner of a 99.99% limited partner interest in the Borrower.

“Law” means any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lender(s)” – see the preamble.

“Lender Register” as defined in §13.6.

“LIBOR Rate” means relative to any one-month interest period, the offered rate for delivery in two London Banking Days (as defined below) of deposits of U.S. Dollars which the British Bankers Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day on which the interest period commences, and for a period approximately equal to such interest period.  If the first day of any interest period is not a day which is both a (i) Business Day, and (ii) a day on which US dollar deposits are transacted in the London interbank market (a “London Banking Day”), the LIBOR Rate shall be determined in reference to the next preceding day which is both a Business Day and a London Banking Day.  If for any reason the LIBOR Rate is unavailable and/or the Lender is unable to determine the LIBOR Rate for any such interest period, the LIBOR Rate shall be deemed to be equal to the Federal Funds Rate plus 175 basis points.

“Lien” means, with respect to any property or asset (or any income or profits therefrom of any Person) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (a) any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or otherwise), levy, execution, attachment, seizure, garnishment or charge of any kind or description, whether or not choate, vested, or perfected, thereupon or in respect thereof and shall include any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds or other similar bonds, and the filing of, or agreement to file any ship mortgage, financing statement or other document with the Coast Guard or under the UCC, or similar law of any jurisdiction, or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any liability or obligation in priority to the payment of the ordinary, unsecured creditors of such Person.

“Lien Certificates” – see §4.18.

“Loan” means, as at any date, the aggregate outstanding principal amount of all Advances.

“Loan Documents” - collectively, this Agreement, the Note, the Security Agreement, the Financing Statements, the Ship Mortgages, the Assignment of Project Documents, and any other instruments or agreements executed and delivered by the parties in connection with the transactions contemplated by this Agreement, in each case as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the Collateral, (b) the property, business, operations, financial condition, liabilities or capitalization of K-Sea

Transportation and its consolidated Affiliates, including, without limitation, Borrower, taken as a whole, (c) the ability of Borrower to perform any of its obligations under this Agreement (including the timely payment of all amounts due hereunder), (d) the rights of or benefits available to the Lender under this Agreement, or (e) the validity or enforceability of this Agreement.

“Note” - see §2.2(a).

“Notice of Borrowing” – see §2.1.

“Obligations”  means all indebtedness, obligations and liabilities of the Borrower to the Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, in each case arising by contract, operation of law or otherwise under or in connection with (i) this Agreement or in respect of the Loan and the Note or the other Loan Documents, as all of the same may be amended, extended, renewed, replaced, restated or otherwise modified from time to time, and (ii) any interest rate agreement, currency swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option contract, or any other similar interest rate protection agreement or arrangement between the Borrower and the Lender or any Affiliate of the Lender, in each case, respecting this Agreement or in respect of the Loan and the Note or other Loan Documents.

“Officer’s Certificate” means a certificate signed on behalf of the Borrower by an Authorized Officer of the Borrower.

“Original Vessel Documents” means the U.S. Coast Guard Certificates of Documentation for each of the Vessels and the American Bureau of Shipping Classification Certificates.

“Participant” – see §13.3.

“Permitted Lien” means (a) Liens granted to the Lender pursuant to the Loan Documents; and (b):

(i)            Liens for current crew’s wages, including wages of the master to the extent provided in Public Law 90-293, for general average or salvage (including contract salvage) or for wages of stevedores employed directly by the Borrower, the operator, agent or master of the Vessels which in each case (A) are unclaimed or (B) shall not have been due and payable for longer than ten (10) days after termination of a voyage;

(ii)           Liens for repairs or incident to current operations of the Vessels (other than those referred to in clause (i)), but only to the extent in each case that such liens are based on (x) claims not yet delinquent, (y) in the case of liens incident to current operations, are incurred in the ordinary course of business and do not exceed $250,000 in the aggregate, and (z) do not involve a significant risk of a sale, forfeiture, hindrance to operation or loss of the Vessels;

(iii)          Liens for amounts (including Taxes) that are not delinquent or that are due and unpaid for not more than sixty (60) days after such amounts shall become due that do not involve a significant risk of a sale, forfeiture, hindrance to operation or loss of the Vessels;

(iv)          Liens for amounts being contested by the Borrower in good faith by appropriate procedures, diligently prosecuted or appealed which do not involve a significant risk of a sale, forfeiture, hindrance to operation or loss of the Vessels;

(v)           Liens for charges that, in the opinion of the Borrower or as indicated by the written admission of liability therefor by an insurance company, are covered by insurance;

(vi)          Liens arising from the taking or requisition for use of the Vessels by the government or any governmental body of the United States of America to the extent that the creation or incurrence of such lien shall have been beyond the control of the Borrower during such requisition, provided that all such liens referred to in this clause (vi) shall be removed and discharged within thirty (30) days after such requisition shall have terminated; and

(vii)         prior to the delivery date of DBL 28 and DBL 29, respectively, liens arising as a matter of law or in accordance with the terms of the Vessel Construction Contract in favor of, or through Bollinger.

“Person” means a natural person, a partnership, a corporation, a limited liability company, a limited partnership, a limited liability partnership, a joint venture, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

“Plan” means at any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

“Prepayment Premium” means an additional amount to be paid in connection with any prepayment made pursuant to §2.3(a), §2.3(b) (other than relating to a prepayment arising as a result of an Event of Loss) or §9.2, (a) if such prepayment occurs prior to the first anniversary of the Advance Termination Date, an amount equal to three percent (3%) of the prepaid principal thereof, (b) if such prepayment occurs on or after the first anniversary of the Advance Termination Date, but prior to the second anniversary of the Advance Termination Date, an amount equal to 2% of the prepaid principal thereof, and (c) if such prepayment occurs on or after the second anniversary of the Advance Termination Date, an amount equal to 1% of the prepaid principal thereof, provided that the Borrower shall be entitled to prepay up to an aggregate amount of Ten Million Dollars ($10,000,000.00) of the principal amount of the Loan at any time after the date that is twelve (12) months after the first of the month following Advance Termination Date without incurring any Prepayment Premium.

“Proceeds” shall have the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, the following at any time whatsoever arising or receivable: (a) whatever is received upon the collection, exchange, sale or other disposition of any Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (b) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registration Agent” as defined in §13.6.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration in, by, from or related to any real property (including all buildings, fixtures or other improvements located thereon) or personal property owned, leased or operated by the Borrower into the indoor or outdoor environment, including the movement of any Hazardous Material through air, soil, surface water, groundwater or property.

“Revolving Lenders” means those lenders that, at any time of determination, are parties to the Existing Revolver.

“Security Agreement” means the Security Agreement, dated as of the date hereof, substantially in the form of Exhibit E pursuant to which the Borrower has granted to the Lender, a security interest in certain rights and assets of the Borrower relating to the Vessels as security for the Obligations.

“Security Documents” means the Security Agreement, the Ship Mortgages and the Assignment of Project Documents.

“Ship Mortgage(s)” means the three First Preferred Ship Mortgages substantially in the form of Exhibit C, each granted by the Borrower in favor of the Lender with respect to each Vessel, as such mortgages may be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Subsidiary” means, as to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests is, at the time, owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower or a Subsidiary or Subsidiaries of such Subsidiary or Subsidiaries.

“Taxes” means, with respect to any Person, any and all present or future taxes, including any change in the basis of taxation (except a change in the rate of taxation on the overall net income of such Person, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which such Person has its principal office), levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including gross receipts, excise, property, sales, transfer, license, payroll, social security and franchise taxes now or hereafter imposed or levied by the United States of America, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof and all interest, penalties, additions to tax or similar liabilities with respect thereto.  Notwithstanding the foregoing, the definition “Taxes” shall not include any taxes or other charges as mentioned above on or with respect to the income of the Lender.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Vessel(s)” means, collectively, DBL 28, DBL 29 and DBL 78, and individually, any one of them, as more particularly described in Schedule 1 hereto.

“Vessel Construction Agreement” means the Vessel Construction Agreement dated February 21, 2005 (including all associated plans, specifications and related documents) between Bollinger and the Borrower with respect to the construction by Bollinger of DBL 28 and DBL 29.

§1.2        Other Definitional and Interpretive Provisions.

(a)           All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

(b)           Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP, including applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

(c)           All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

(d)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(e)           The preamble hereto is part of this Agreement.  Titles of Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Sections, Subsections, paragraphs, clauses, subclasses, Schedules or Exhibits shall refer to the corresponding Section, Subsection, paragraph clause, subclause, Schedule or Exhibit attached to this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of such Schedule or Exhibit to or in another document or instrument.

(f)            Each definition of a document in this Agreement shall include such document as amended, modified, supplemented, restated, renewed or extended from time to time.

(g)           Except where specifically restricted, reference to a party in a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

(h)           Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in Providence, Rhode Island and New York, New York.

(i)            Any list in this Agreement of one or more items preceded by the words “include or “including” shall not be deemed limited to the stated items but shall be deemed without limitation.

SECTION 2.                            THE TERM LOAN.

§2.1        Advances; Purposes.

(a)           Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties contained herein, during the period from the date hereof through and including the Advance Termination Date, the Lender shall make advances of the Loan (each, an “Advance,” and collectively, the “Advances”), the principal amount of which, in aggregate shall not exceed $18,000,000.00 (the “Loan”).  To request Advances of the Loan, the Borrower shall deliver to the Lender, not less than three Business Days before each requested funding date, a written notice of borrowing in substantially the form of Exhibit B attached hereto, with the appropriate insertions and additions therein (the “Notice of Borrowing”) specifying, among other things, (A) the proposed Advance Date (which shall be on or before the Advance Termination Date), and (B) the amount of such Advance, (which shall not be less than $250,000.00).

(b)           The proceeds of the Loan shall be used to make advances to the Borrower from time to time (i) to finance construction period progress payments, in the case of DBL 28 and DBL 29, and (ii) to finance the purchase by the Borrower (for up to $10,000,000.00) of DBL 78.

(c)           The Notice of Borrowing when given shall be irrevocable. Unless the Lender determines that any of the applicable conditions set forth in §4, §5 or §6 have not then been satisfied, the Lender will make such Advance to the order of the Borrower prior to the Lender’s close of business on each Advance Date by (i) credit in immediately available funds to the Borrower’s account maintained with the Lender or (ii) by wire transfer pursuant to the Borrower’s instruction.

§2.2        Note; Repayment of Principal and Interest.

(a)           The obligations of the Borrower to repay the Loan, to pay interest thereon from and after the Advance Termination Date, and all other sums which may become payable with respect thereto, shall be evidenced with respect to the Loan by this Agreement and by a promissory note of the Borrower substantially in the form of Exhibit A (the “Note”), appropriately completed in accordance with the provisions of this Agreement and dated as of the Advance Termination Date.  The principal amount of the Loan that is outstanding on the Advance Termination Date shall be repaid in 84 consecutive monthly installments, the first such installment becoming due and payable on the date that is one month after the Advance Termination Date.  If not earlier prepaid pursuant to §2.3, the entire remaining principal amount of the Loan shall become immediately due and payable on the date which occurs 85 months after the Advance Termination Date, as set forth in the Note, without presentment, demand or further notice of any kind, together with all accrued interest and other amounts then owing by the Borrower to the Lender hereunder and under the other Loan Documents. The principal balance of the Note may be prepaid pursuant to §2.3, provided that no amount of the Loan that is so prepaid shall be available for reborrowing. Partial prepayments of the Note shall be applied to installment payments in the inverse order of maturity.

(b)           Prior to the Advance Termination Date, the obligations of the Borrower to repay the Loan, to pay interest thereon, and all other sums which may become payable with respect thereto, shall be evidenced by this Agreement.  Prior to the Advance Termination Date, the outstanding principal amount of the Loan shall bear interest at the LIBOR Rate plus 160 basis points (1.6%).  Interest prior to the Advance Termination Date shall be due and payable monthly in arrears, on the first day of each month, commencing on the date that is the first day of the month immediately following the date of the initial Advance hereunder, for the period commencing on the first day of the immediately preceding month (or commencing on the date of the initial Advance with respect to the first interest payment) and ending on and including the last day of such month.

(c)           After the Advance Termination Date, the outstanding principal amount of the Loan shall bear interest at the rate, and such interest shall be payable on the dates, as provided in the Note.

(d)           At any time during the term of the Loan after the first anniversary of the date of the Note, the Borrower may request that the rate of interest payable under the Note be converted to a fixed rate.  If accepted by the Borrower, such fixed rate shall be set for the remainder of the term of the Loan and shall be offered by the Lender, as determined by the Lender, based on the closest whole-year interest rate swaps reported in the Federal Reserve H-15 Report of the day prior to fixing the rate, plus 200 basis points (2.00%).

(e)           The Borrower shall pay to the Lender interest at the Default Rate on the principal of the Loan, and on any other amounts payable by the Borrower under this Agreement or the other Loan Documents (including interest to the extent permitted by law) that is not paid on the due date thereof, calculated from the day following such due date.  In addition, if any payment set forth in the Note or hereunder shall not be made within ten (10) days of the due date, the Borrower shall pay as an administrative and late charge an amount equal to 5% of the amount of any such overdue payment.  All interest provided for in this §2.2(e) shall be payable on demand.  The payment or acceptance of the rate provided by this §2.2(e) or any such late charge shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or otherwise prejudice or limit any rights or remedies of the Lender.

(f)            In no event shall the amount of interest due or payable under the Loan, the Note or any of the other Loan Documents, exceed the Highest Lawful Rate, and in the event any such excess is paid by the Borrower or received by the Lender, then such excess sum shall be deemed to be inadvertently paid or received and shall be credited as a payment of principal, unless the Borrower shall notify the Lender that the Borrower elects to have such excess returned to it forthwith.  It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable Law.

(g)           The books and records of the Lender shall, absent demonstrable error, be conclusive as to the outstanding amount of the Loan, all interest accrued thereon and all other amounts owed by the Borrower hereunder.

§2.3        Prepayments.

(a)           Voluntary Prepayments.  At any time subsequent to the Advance Termination Date, the Borrower shall have the right to prepay the Loan in whole or in part, together with accrued interest, provided that such prepayment shall be accompanied by payment of the applicable Prepayment Premium, and provided further that the Borrower shall give the Lender notice of its intent to prepay the Loan or a portion thereof not later than 2:00 p.m. on the date that is three Business Days prior to the date of prepayment (which prepayment date must be a date upon which a principal installment payment is due under the Note).  Such notice shall be irrevocable; once given, the principal amount of the Loan designated in the Borrower’s notice shall become due and payable on the prepayment date specified therein.

(b)           Mandatory Prepayments.  The Borrower shall be required to prepay the principal balance of the Note, subject to the limitations set forth below in the “provided” clause,

together with all accrued interest and any other amounts then owing and constituting Obligations (including the applicable Prepayment Premium), (i) without derogating in any way from §7.16, in an amount equal to 100% of the net proceeds received by the Borrower from the sale or other transfer of legal, equitable or beneficial title of one or more Vessels or (ii) in an amount equal to 100% of the proceeds of an Event of Loss sufficient to prepay in whole the Note on a date that is not earlier than the date the insurance proceeds are received by the Borrower upon the occurrence of an Event of Loss with respect to any Vessel, provided that (A) if the Borrower receives proceeds as a result of any of the events described in clauses (i) and (ii) with respect to DBL 28 only the Borrower shall be required to prepay only an amount equal to 20.59% of the then outstanding principal balance of the Loan, (B) if the Borrower receives proceeds as a result of any of the events described in clauses (i) and (ii) with respect to the DBL 29 only the Borrower shall be required to prepay only an amount equal to 20.59% of the then outstanding principal balance of the Loan, and (C) if the Borrower receives proceeds as a result of any of the events described in clauses (i) and (ii) with respect to the DBL 78 only, the Borrower shall be required to prepay only an amount equal to 58.82% of the then outstanding principal balance of the Loan.

§2.4        Payments Generally.

(a)           All payments hereunder shall be made in Dollars and in immediately available funds and shall be made prior to 2:00 p.m. on the date of payment to the principal office of the Lender or such other office as the Lender shall designate in writing.  Payments received after 2:00 p.m. shall be deemed to be payments made prior to 2:00 p.m. on the next succeeding Business Day.  Interest on the Loan and fees due and payable hereunder and under the Note or any of the other Loan Documents shall be computed on the basis of the actual number of days elapsed over twelve (12) thirty (30) day months, including the first day but excluding the last day of the relevant period.  Any payment which falls due on a day which is not a Business Day shall be rescheduled to the next succeeding Business Day and interest and fees shall continue to accrue to such rescheduled Business Day.  The Borrower hereby irrevocably authorizes the Lender to charge any and all of the Borrower’s accounts with the Lender for the amount of each such payment (the Lender agreeing to give notice to the Borrower contemporaneously thereof), with the Borrower remaining liable for any deficiency.

(b)           The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Note or under any other Loan Document without setoff, recoupment or counterclaim.  All amounts received by the Lender for application to the Obligations (whether voluntary or mandatory payments or prepayments, proceeds from liquidation of Collateral, or otherwise) shall be applied by the Lender in the following order of priority: (i) to the payment of any fees then due and payable, (ii) to the payments of all other amounts not otherwise referred to in this §2.4 then due and payable hereunder or under the other Loan Documents (including any reasonable costs and expenses incurred by the Lender as a result of a Default or an Event of Default), (iii) to the payment of interest then due and payable on the Loan, and (iv) to the payment of principal then due and payable on the Loan, to be applied in the inverse order of maturity.  No application of payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights and remedies of the Lender hereunder, under any of the other Loan Documents or under applicable Law.

§2.5        Increased Costs and Reduced Return.  The Borrower agrees that if any Governmental Authority enacts or promulgates after the date hereof any Law, or any request, guideline or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or any change in the interpretation or administration of any existing Law by any Governmental Authority charged with the administration thereof, which shall either (a) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against the Loan, or (b) impose on the Lender any other condition regarding the Loan, this Agreement, or the Note, or (c) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting the Lender being imposed or modified or deemed applicable to the Lender and the result of any event referred to in clause (a), (b) or (c) above shall be to increase the cost to the Lender of making, funding or maintaining the Loan or to reduce the amount of any sum receivable by the Lender or the Lender’s rate of return on capital with respect to the Loan to a level below that which the Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration the Lender’s policies with respect to capital adequacy) by an amount deemed by the Lender (in the exercise of its reasonable discretion) to be material, then, upon demand by the Lender in writing, the Borrower shall pay to the Lender, within ten (10) Business Days after receipt of the Lender’s written demand and the statement described in the following sentence, additional amounts which shall be sufficient to compensate the Lender for such increased cost or reduced rate of return, provided that the Borrower shall have no obligation to pay any such amount (x) to the extent that such increased cost or reduction in rate of return on capital is a result of any one or more of the following: (1) the Lender’s transfer of its interest in the Loan and the Note to another lending office, (2) circumstances applicable to the Lender but not of general application to other similar lenders, (3) a downgrade in the credit rating accorded the Lender (or an Affiliate of the Lender) by any credit rating agency, or (4) the Lender’s unreasonably treating the Loan less favorably than other similarly situated loans in the Lender’s loan portfolio, or (y) except after an Event of Default shall have occurred, in the case of any Person that becomes a Lender after the date hereof, to the extent that the amount of the increased cost or reduction in rate of return on capital exceeds the amount of the increased cost or reduction in rate of return on capital that would have been suffered by the Initial Lender if the Initial Lender owned such Person’s interest in the Loan.  In the absence of manifest error, a statement setting forth the basis for requesting such compensation and the method for, and reasonable calculations for, determining the amount thereof, submitted by the Lender to the Borrower, shall be final, conclusive and binding on all parties for all purposes.

§2.6        Payments Free and Clear of Taxes.

(a)           Except as provided in the following sentence, payments of principal, interest, fees and other amounts under this Agreement, the Note or any other Loan Document or otherwise paid or payable to the Lender (as used in this §2.6, “Payments”) shall be made free and clear of, and without deduction by reason of, Indemnified Taxes, all of which shall be paid by the Borrower for its own account not later than the date when due.  If the Borrower is required by law or regulation to deduct or withhold any Taxes from any Payment, it shall: (i) make such deduction or withholding; (ii) pay the amount so deducted or withheld to the appropriate taxing authority not later than the date when due; (iii) deliver to the Lender, promptly and in any event within 15 days after the date on which such Taxes become due, original tax receipts (if reasonably obtainable) or other evidence satisfactory to the Lender of the payment when due of the full amount of such Taxes; and (iv) pay to the Lender forthwith upon request from time to time, such additional amounts as may be necessary so the Lender receives, free and clear of all Taxes (other than Excluded Taxes), the full amount of such Payment stated to be due under this Agreement, the Note or any other Loan Document as if no such deduction or withholding had been made.

(b)           The Borrower agrees to indemnify the Lender for the full amount of Indemnified Taxes paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto within ten Business Days after receipt of the Lender’s written demand therefore (which written demand shall include or be accompanied by (x) a description in reasonable detail of the Indemnified Tax involved and the calculation of the amount of indemnity demanded and (y) a copy of each written communication which the Lender received from any Governmental Authority or other taxing authority with respect to such Indemnified Tax.

(c)           If the Borrower pays any Indemnified Tax to any Governmental Authority or other taxing authority, or pays any amount to the Lender pursuant to §§2.6(a)(iv) or 2.6(b) with respect to any Tax:

(i)            the Borrower shall be subrogated to the rights of the Lender with respect to such Tax, and the Lender shall take such action as the Borrower may reasonably request to enable the Borrower to exercise those rights; and

(ii)           to the extent that the Lender receives a refund of such Tax, the Lender shall pay the amount of such refund to the Borrower within thirty (30) days after receipt thereof.

(d)           Notwithstanding any provision to the contrary in the Loan Documents, the Borrower shall have no obligation to pay, or to indemnify the Lender for, any Tax pursuant to this §2.6 to the extent that such Tax has been taken into account in the calculation of any amount paid or payable by the Borrower to the Lender pursuant to §2.5 or §10.

(e)           The Borrower’s deduction or withholding from any Payment any withholding tax that is an Excluded Tax and the Borrower’s payment of such Payment reduced by such withholding tax in accordance with this §2.6 shall not be a Default or an Event of Default.

(f)            If the Lender receives a written claim from any Governmental Authority or other taxing authority for any Indemnified Tax, the Lender shall send a copy of such written claim to the Borrower promptly after receipt thereof.  If requested by the Borrower and the Borrower acknowledges, in writing, that such Tax is an Indemnified Tax, the Lender shall contest (or permit the Borrower to contest) such claim in accordance with applicable Law (including appealing any adverse determination) and shall not concede, settle, compromise or discontinue such contest without the Borrower’s prior written consent (which shall not be unreasonably withheld), and the Borrower shall pay the reasonable expenses incurred by the Lender in connection with such contest.

§2.7        Mitigation Obligations  If the Lender requests compensation under §2.5 hereof or if the Borrower is required to pay any additional amount to any Lender (or to any Governmental Authority for account of any Lender) pursuant to §2.6 hereof or if a change in Law after the date hereof gives rise to a reasonable expectation that such a request or requirement would (but for §2.7) occur, then (if reasonably practicable) the Lender shall use reasonable efforts to designate a different lending office for funding or booking the Loan or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if such designation or assignment (i) would eliminate or reduce amounts payable pursuant to §2.5 or §2.6 hereof, as the case may be, in the future, and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower agrees to pay the reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

If the Lender requests compensation under §2.5 hereof, or if the Borrower is required to pay any additional amount to the Lender (or to any Governmental Authority for account of the Lender) pursuant to §2.6 hereof, or if a change in Law after the date hereof gives rise to a reasonable expectation that such a request or requirement would (but for this §2.7) occur, or if the Lender defaults in its obligation to fund Advances hereunder, then the Borrower may, at its sole expense, upon notice to the Lender, prepay the Loan in whole, subject to the requirements of §2.3(a) hereof other than the requirement to pay the applicable Prepayment Premium, provided, that the Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower.  The Borrower shall not be permitted to make any such prepayment free of an otherwise applicable Prepayment Premium under this §2.7 if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to make such prepayment under this paragraph cease to apply.

SECTION 3.                            REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Lender that:

§3.1        Legal Existence and Good Standing, Etc.

(a)           The Borrower is a limited partnership validly formed and existing under the laws of the State of Delaware and has all requisite limited partnership or other power to own the Vessels, its other property and conduct its business substantially as presently conducted by it and as proposed to be conducted by it.

(b)           The Borrower maintains its chief executive office and principal place of business at 3245 Richmond Terrace, Staten Island, New York 10303, at which place its principal books and records are kept.

(c)           The Borrower is qualified to do business and is in good standing in all jurisdictions in which a failure to be so qualified and in good standing might have a Materially Adverse Effect.

§3.2        Limited Partnership Power; Consents; Absence of Conflict with Other Agreements Etc.  The execution, delivery and performance of the Loan Documents by the Borrower and the borrowings and transactions contemplated thereby:

(a)           are within the Borrower’s powers as a limited partnership, and have been duly authorized by all necessary limited partnership action of the Borrower and its general partner;

(b)           do not require any approval or consent of, or filing with, any Governmental Authority bearing on the validity of such instruments and borrowings which is required by any Law and are not in contravention of Law or the terms of the Borrower’s partnership agreement or other organizational document, or any amendment of any thereof;

(c)           will not violate or result in any breach or contravention of or the creation of any Lien under (except in favor of the Lender) any indenture, agreement, lease, instrument or undertaking to which the Borrower is a party or by which it or any of its properties are bound; and

(d)           are and will be valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights, and except to the extent that the availability of equitable remedies with respect to such obligations may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

§3.3        Title to Properties.  K-Sea Transportation and its Subsidiaries own all of their assets reflected in the balance sheet of K-Sea Transportation and its Subsidiaries as at June 30, 2004, or acquired since that date, subject, in the case of the Vessels, to no Liens of record on the Collateral except the relevant Mortgage on the DBL 78 at the National Vessel Documentation Center.  The Borrower has good and marketable title to all items of Collateral pledged by it, free and clear of any Liens, except Permitted Liens.  On each Advance Date and thereafter, DBL 78 shall be properly documented as a vessel of the United States in the name of the Borrower, and on the respective delivery date thereof and thereafter, DBL 28 and DBL 29 shall be properly documented as a vessel of the United States in the name of the Borrower.

§3.4        Financial Statements.  The Borrower has furnished to the Lender a copy of K-Sea Transportation’s and its Subsidiaries balance sheets as at March 31, 2005 and statements of income and changes in financial position unaudited for the nine (9) months then ended.  All such financial statements have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of K-Sea Transportation and its Subsidiaries taken as a whole as at the close of business on the date thereof.  There are no liabilities, contingent or otherwise, of the Borrower involving material amounts, known to the officers of the Borrower and not disclosed in said financial statements and the related notes thereto or not reflected in the financial statements most recently delivered in connection with §§7.4(a) or (b).

§3.5        No Material Changes Etc.  No material adverse changes have occurred in the financial condition or business of K-Sea Transportation and its Subsidiaries taken as a whole as shown on or reflected in the balance sheets or other financial statements delivered on or before the date hereof or in the balance sheets or other financial statements most recently delivered in connection with §§7.4(a) or (b).

§3.6        Franchises, Patents, Copyrights, Licenses, Etc.  The Borrower possesses franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing adequate for the conduct of its business as now conducted without any known conflict with any rights of others.

§3.7        Litigation.  There are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of the Borrower, threatened against the Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might reasonably be expected to, either in any case or in the aggregate have a Materially Adverse Effect or result in any liability not adequately covered by insurance.

§3.8        No Materially Adverse Contracts, Etc.  The Borrower is not subject to any charter, limited partnership or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its officers has or is reasonably expected in the future to have a Materially Adverse Effect.  The Borrower is not a party to any contract or agreement which in the judgment of its officers has or is reasonably expected to have any Materially Adverse Effect, except as otherwise reflected in adequate reserves.

§3.9        Compliance with Other Instruments, Laws, Etc. The Borrower is not in violation of any provision of its charter documents or its partnership agreement or any agreement, lease or other instrument by which it or any of its properties may be bound, or any Law, decree, order, judgment, statute, license, rule or regulation, in a manner which could reasonably be expected to result in the imposition of substantial penalties or otherwise have a Materially Adversely Effect.  There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans known to the Borrower which reasonably could be expected to interfere with or prevent continued compliance, or which reasonably could be expected to give rise to any common law or statutory liability, under, relating to or in connection with any Environmental Law or otherwise form the basis of any claim, action, proceeding, hearing or investigation under applicable Law based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or Hazardous Material or waste with respect to the Borrower or its business which could reasonably be expected to have a Materially Adverse Effect.

§3.10      Tax Status.  The Borrower has filed all material federal and state income and all other material tax returns, reports and declarations which the Borrower is required by any applicable Law of any jurisdiction to which it is subject or has obtained an extension for filing such returns, reports and declarations which is still in effect; has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings diligently pursued; and has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no material unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

§3.11      No Default.  No Default or Event of Default exists at the delivery of this Agreement.

§3.12      Absence of Liens. At the time of the making of each Advance hereunder, there will be no financing statement, security agreement or ship mortgage granted or agreed to by the Borrower in effect which purports to cover, create, perfect or give notice of any present or possible future Lien on the Vessel being financed with such Advance or rights thereunder, or any other Liens thereon or on any of the other Collateral, except for Permitted Liens and Liens in favor of the Lender.

§3.13      Use of Proceeds.  The proceeds of the Loan shall be used as specified in §2.1(b).  No portion of the Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” in contravention of Regulations U or X of the Board of Governors of the Federal Reserve System, and the Borrower is not engaged in the business of extending credit to others for such purpose.

§3.14      Pension Plans.  Neither the Borrower nor any other member of any Controlled Group that includes the Borrower maintains or pays contributions to, or is required to pay contributions to, any Plan.

The Lender (i) represents and warrants to the Borrower that none of the funds to be used by the Lender to make or maintain the Loan or to acquire or hold the Note are or will be “assets” (as defined in the regulations to Section 406 of ERISA) of an “employee benefit plan” (as defined in Section 3(3) of ERISA) or of a “plan” (as defined in Section 4975(e)(1) of the Code), and (ii) covenants that (notwithstanding anything herein or in any other Loan Document to the contrary) the Lender will not sell, transfer, assign, or grant a participation in, any part of its interest in the Loan, this Agreement or the Note to any other Person unless such Person (A) makes (1) a representation and warranty that is equivalent to the representation and warranty contained in clause (i) and (2) the covenant contained in this clause (ii), and (B) agrees to be bound by all of the provisions hereof and of all the other Loan Documents applicable to the Lender.

§3.15      Holding Company and Investment Company.  The Borrower is not a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a “registered investment company” or an “affiliated company or a “principal underwriter” of a “registered investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

§3.16      Disclosure.  This Agreement and all certificates and written statements furnished by or on behalf of the Borrower to the Lender in connection herewith (all of which shall constitute representations and warranties made by the Borrower hereunder) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.  There is no fact known to the Borrower which has or is expected to have a Materially Adverse Effect, except as has been disclosed previously to the Lender in writing.

§3.17      [Intentionally Omitted]

§3.18      First Lien.

(a)           Upon filing the Financing Statements with the Delaware Secretary of State, the Security Agreement will create a legal, valid and perfected first lien on and first priority security interest in all of the Collateral (to the extent a lien is perfectable by filing with the Delaware Secretary of State respecting any item of Collateral) described therein (and any Proceeds thereof), as security for the Obligations, free and clear of all other Liens whatsoever except Permitted Liens.  No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral, which has been signed by the Borrower or which the Borrower has authorized any other Person to sign or file or record, is on file or of record with any public office except in favor of the Lender.

(b)           Upon execution and filing for recording thereof with the Coast Guard, each Ship Mortgage will create legal, valid and perfected first liens on and first priority security interests in favor of the Lender with respect to all Collateral described therein as security for the Obligations, free and clear of all other Liens whatsoever other than Permitted Liens.  No mortgage, pledge, security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral, which has been signed by the Borrower or any predecessor-in-interest of the Borrower or which the Borrower has authorized any other Person to sign or file or record, is on file or of record with the Coast Guard or with any other public office except in favor of the Lender.

§3.19      Environmental Matters.

(a)           The Borrower and each of its Subsidiaries has obtained all material permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Materially Adverse Effect.  The Borrower and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Materially Adverse Effect on their business, financial condition or operations taken as a whole.

(b)           No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no premium has been assessed and no investigation or review is pending or, to the knowledge of the Borrower without any independent verification, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

(c)           Except as set forth in the “Legal Proceedings” section of K-Sea Transportation’s most recent Form 10-Q filed with the Securities and Exchange Commission, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned, leased or used by the Borrower or any of its Subsidiaries is listed or, to the Borrower’s knowledge without any independent verification, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

(d)           There are no Liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Borrower or any of its Subsidiaries other than Liens, if any, that do not (i) materially detract from the value of the property or (ii) materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (iii) have a Materially Adverse Effect on the ability of the Borrower or any of its Subsidiaries taken as a whole to perform its obligations under the Loan Documents, and no governmental actions have been taken or, to the knowledge of the Borrower without any independent verification, are in process which might reasonably be expected to subject any of such properties to such Liens or encumbrances or, as a result of which the Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

(e)           Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower without any independent verification, any previous owner, tenant, occupant or user of any property owned, leased or used by the Borrower or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about such property, except in compliance in all material respects with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except in compliance in all material respects with all Environmental Laws; nor to the best knowledge of the Borrower have any Hazardous Materials migrated from the properties upon, about or beneath such property, nor, to the best knowledge of the Borrower, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except in compliance in all material respects with all Environmental Laws.

§3.20      Solvency.  The Borrower, after giving effect to the Loan, is solvent.

§3.21      Survival of Representations and Warranties, Etc. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including any such representation or warranty made or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and as of the date of the making of each Advance of the Loan.  All representations and warranties made under this Agreement shall survive, and not be waived by, the execution and delivery of this Agreement or any other Loan Document, any investigation or inquiry by the Lender, or by making the Loan under this Agreement.

SECTION 4.                            CONDITIONS OF FUNDING THE FIRST ADVANCE.

The obligation of the Lender to fund the first Advance of the Loan shall be subject to the prior satisfaction of the following conditions precedent.  The request by the Borrower for such Advance shall be deemed a certification by the Borrower that the conditions precedent set forth in this §4 have been satisfied or will be satisfied on such Advance date:

§4.1        Execution and Delivery.  All of the Loan Documents (other than the Ship Mortgages) shall have been executed and delivered by the Borrower to the Lender.

§4.2        Representations and Warranties.  The representations and warranties contained in §3 shall have been true and correct at and as of the date on which made and shall also be true and correct at and as of the Advance Date with the same effect as if made at and as of such date.

§4.3        Performance; No Default.  The Borrower shall have performed and complied with all terms and conditions of the Loan Documents required to be performed or complied with by it prior to or at the time of the Advance Date, and at the time of the Advance Date, there shall exist no Default or Event of Default, nor shall any Default or Event of Default exist or occur after giving effect to the funding of the first Advance of the Loan.

§4.4        Certified Copies of Charter Documents.  The Lender shall have received from the Borrower, copies, certified by an Authorized Officer to be true and complete as of the Advance Date, of its partnership agreement, or other organizational document, all as in effect on such date.

§4.5        Proof of Partnership or General Partner Action.  The Lender shall have received from the Borrower copies, certified by an Authorized Officer to be true and complete as of the first Advance Date, of the records of all partnership actions taken to authorize: (a) its execution and delivery of the Loan Documents (b) its performance of all of its agreements and obligations under each of such documents, and (c) the borrowings and other transactions contemplated by this Agreement.

§4.6        Incumbency Certificate.  The Lender shall have received from the Borrower an incumbency certificate, dated as of the first Advance Date and signed by an Authorized Officer, giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign the Loan Documents, in its name and on its behalf, (ii) to make application for the Loan, and (iii) to give notices and to take other action on its behalf under this Agreement.

§4.7        No Material Adverse Effect.  No event or change shall have occurred, in the sole judgment of the Lender that has caused or evidences a Material Adverse Effect.

§4.8        Delivery of Notice of Borrowing.   A Notice of Borrowing (including the Authorization/Acceptance Certificate appended thereto) for such Advance shall have been duly completed by the Borrower and submitted to the Lender in accordance with §2.1.

§4.9        Opinion of Counsel.  The Lender shall have received on the first Advance Date from Holland & Knight LLP, counsel for the Borrower, a favorable opinion addressed to the Lender and dated such first Advance Date, in form and substance satisfactory to the Lender and its counsel.

§4.10      Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in substance and in form to the Lender and its counsel, and the Lender and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Lender or such counsel may reasonably request.

§4.11      Recorded Lien Searches.  The Lender shall have received: (a) UCC search reports with respect to the records of the (i) Delaware Secretary of State office, (ii) New York Secretary of State office, and (iii) Richmond County office, and copies of executed Form UCC-3 Financing Statement Amendments for all financing statements on record against the Borrower and that otherwise would cover any of the Collateral, together with evidence of the filing thereof, and (b) a U.S. Coast Guard Abstract of Title verifying that there are no outstanding ship mortgages recorded with the Coast Guard covering any of the Collateral or any other assets or rights associated therewith.

§4.12      Financing Statements.  The Lender shall have received satisfactory evidence that the Financing Statements have been duly filed with the office of the Secretary of State of Delaware and any other filing locations required hereunder to create and perfect a first priority Lien on all of the Collateral to the extent the Borrower has rights in the Collateral as of such date.

§4.13      Evidence of Insurance. The Lender shall have received certificates of insurance covering the DBL 78 demonstrating compliance with the insurance requirements of the Ship Mortgage covering such vessel and evidence Bollinger has insurance on DBL 28 and DBL 29 that conforms to the Vessel Construction Agreement.

§4.14      Delivery of Invoices.  The Lender shall have received copies of all vessel construction invoices and evidence of payment thereof with respect to the Vessel(s) that are the subject of the Advance.

§4.15      Licenses, Permits and Consent.  The Borrower or Bollinger shall have obtained all licenses, permits and consents (including from Governmental Authorities) required in connection with the construction of DBL 28 and DBL 29 to the extent appropriately issued as of such date.

§4.16      Construction Contract.  The Borrower shall have furnished in form and substance satisfactory to the Lender an executed copy of the Vessel Construction Agreement for DBL 28 and DBL 29.

§4.17      [Intentionally Omitted].

§4.18      Lien Waivers.  The Borrower shall have obtained and attached to each application for an Advance, including the Advance to cover final payment to Bollinger under the Vessel Construction Agreement, executed lien certificates substantially in the form of Exhibit F hereto (“Lien Certificates”), together with acknowledgments of payments of all sums due and releases of laborer’s, mechanic’s and materialmen’s liens, satisfactory to the Lender, from Bollinger respecting it and any subcontractors and any other party having lien rights, which acknowledgments of payment and releases of liens shall cover all work, labor, equipment, materials done, supplied, performed, or furnished prior to such application for an Advance.

SECTION 5.                            CONDITIONS OF INTERIM ADVANCES

The conditions precedent set forth in §§4.2, 4.3, 4.7, 4.8, 4.10, 4.14, and 4.18 shall be requirements for the first Advance and each subsequent Advance.  The conditions precedent set forth in §§4.1, 4.4, 4.5, 4.6, 4.9, 4.11, 4.12, 4.13, 4.15 and 4.16 shall be requirements of the first Advance only, provided that such conditions must remain satisfied throughout the term of the Loan.  The request by the Borrower for any such Advance shall be deemed a certification by the

Borrower that the applicable conditions precedent set forth in this Section 5 have been satisfied or will be satisfied on such Advance Date.

SECTION 6.                            CONDITIONS OF FINAL ADVANCES OF THE LOAN

The Advances to be made to fund the final construction payment to Bollinger with respect to DBL 28 and DBL 29, and the Advance to be made to the Borrower to finance the purchase of DBL 78, shall be subject to the additional conditions precedent set forth below (in each case as to the Vessel that is the subject of such Advance).  The request by the Borrower for any such Advance shall be deemed a certification by the Borrower that the conditions precedent set forth in this Section 6 have been satisfied or will be satisfied on such Advance Date.

§6.1        Vessel Documentation.  The Lender shall have received or verified all of the following with respect to the applicable Vessel:

(a)           The Borrower shall have executed and delivered the Note in accordance with §2.1.

(b)           Evidence satisfactory to the Lender that all work on the Vessel requiring inspection by any Governmental Authority has been duly inspected and approved by such authority, and that all parties performing work have been paid, or will be paid, for such work;

(c)           Intentionally omitted;

(d)           If requested by Agent, a desktop appraisal of recent date, prepared and certified by a qualified marine appraiser certifying the fair market value of the Vessel as completed;

(e)           Acceptance of the completed Vessel by the Borrower, as reflected by a completed Protocol of Delivery and Acceptance;

(f)            That the Borrower has received a final bill of sale or builder’s certificate, application for documentation, and such Vessel has been documented as a United States vessel with the United States Coast Guard and such vessel’s Certificate of Documentation endorsed for the coastwise trade;

(g)           The Borrower shall have executed and filed a Ship Mortgage with respect to the Vessel, sufficient to grant to the Lender a first priority preferred ship mortgage on the Vessel with the National Vessel Documentation Center;

(h)           Evidence that the Borrower has obtained all insurance and protection and indemnity coverages as are required under the Ship Mortgage with respect to the Vessel;

(i)            An opinion letter of counsel to the Borrower with respect to the due execution and delivery of the Ship Mortgage with respect to the Vessel and the first lien priority of such mortgage; and

(j)            Evidence satisfactory to the Lender that all licenses have been obtained by the Borrower and are in full force and effect to operate the Vessel according to its intended use, and that all advisable American Bureau of Shipping (ABS) certifications have been obtained.

SECTION 7.                            AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that so long as the Loan remains outstanding and unpaid:

§7.1        Punctual Payment.  The Borrower shall duly and punctually pay or cause to be paid the installment payments of principal and interest on the Loan, and any other amounts at any time owing hereunder or under the Note or other Loan Documents, all in accordance with the terms of this Agreement, the Note, and the other Loan Documents.

§7.2        Maintenance of Offices.  The Borrower shall maintain a place of business at the location specified in §13, or at such other place in the United States of America as it shall designate upon written notice, addressed as provided in §13, to the Lender where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

§7.3        Records and Accounts.  The Borrower shall keep true records and books of account in which full, true and correct entries shall be made in accordance with GAAP and maintain adequate accounts and reserves for all Taxes, all depreciation, depletion, obsolescence and amortization of their properties, all contingencies, and all other reserves.

§7.4        Financial Statements, Certificates, and Other Information.  If requested by Lender, the Borrower shall deliver to the Lender:

(a)           As soon as practicable and, in any event, within (i) 120 days after the end of each fiscal year, consolidated balance sheets of K-Sea Transportation and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income, cash flow and members’ equity, each for the fiscal year then ended and each setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and a report and opinion of the Borrower’s independent accountants, which report and opinion shall have been prepared in accordance with GAAP;

(b)           As soon as practicable and, in any event, within 60 days after the end of each of the first three quarters during each fiscal year of the Borrower, an unaudited consolidated balance sheet of K-Sea Transportation and its Subsidiaries as at the end of such quarter, and consolidated statement of income, cash flow and members’ equity, each for the portion of the fiscal year then ended, each in reasonable detail and prepared in accordance with GAAP (subject to year-end adjustments), certified to the Lender by the chief financial officer or other financial officer of such entity;

(c)           Promptly upon receipt thereof, copies of all management letters and other reports of substance which are submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants;

(d)           As soon as practicable and, in any event, within 10 days after the issuance thereof, copies of such other financial statements and reports as the Borrower shall send to its partners, members or stockholders, and copies of all regular and periodic reports which the Borrower may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefore, or any similar or corresponding governmental commission, department, board, bureau, or agency, federal or state;

(e)           With reasonable promptness, such financial information (including consolidating financial statements) or other data as the Lender reasonably may request;

(f)            Simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) of this §7.4, a copy of the certification signed by the principal executive officer and the principal financial officer of K-Sea Transportation (each a “Certifying Officer”) as required by Rule 13A-14 under the Securities Exchange Act of 1934 and a copy of the internal controls disclosure statement by such Certifying Officer as required by Rule 13A-15 under the Securities Exchange Act of 1934, each as included in K-Sea Transportation’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, for the applicable fiscal period.

Notwithstanding the forgoing, the Lender agrees to obtain the financial information required above in §§7.4(a), (b), (c), and (d) via public filings made by K-Sea Transportation with the Securities and Exchange Commission, so long as such information is available via such public filings.

§7.5        [Intentionally omitted.]

§7.6        Business and Limited Partnership Existence.   The Borrower shall (a) keep in full force and effect its limited partnership existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business, and (b) comply with (i) the applicable Laws wherever its business is conducted to the extent non-compliance could reasonably be expected to have a Materially Adverse Effect, (ii) the provisions of its partnership agreement, or other organizational document, and (iii) all agreements, and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments to the extent non-compliance could reasonably be expected to have a Materially Adverse Effect.

§7.7        Payment of Taxes.  The Borrower shall pay when due all lawful Taxes imposed upon it or upon its income or profit or upon any property, real, personal or mixed, belonging to it, provided that the Borrower shall not be required to pay any such Tax if the validity thereof is being contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books reasonable reserves with respect to such Tax.

§7.8        Inspection of Properties and Books.   So long as the Note is outstanding the Lender or its designated agent or representatives shall have the right to visit and inspect for any purpose the Collateral, including the Vessels, to examine the books of account of the Borrower and any other documents required of the Borrower hereunder or otherwise reasonably related to the transactions contemplated hereunder (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.  The costs of any such examination shall be for the account of the Lender, provided that following the occurrence and during the continuation of any Default, all such reasonable costs shall be charged to the Borrower.

§7.9        Licenses and Permits.  If at any time while the Note is outstanding, any authorization, consent, approval, permit or license from any Governmental Authority shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower shall promptly take or cause to be taken all steps reasonably necessary to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

§7.10      Pension Plans.  With respect to any period of time during which the Borrower or any other member of a Controlled Group that includes the Borrower maintains or is required to pay contributions to a Plan Borrower shall:

(a)           Fund, or cause the Plan sponsor or adopting employer to fund, such Plan as required by the provisions of Section 302 of ERISA and Section 412 of the Code except where failure to do so would not result in a material liability to the Borrower and make, or cause the Plan sponsor or adopting employer to make, all material contributions to such Plan required pursuant to any applicable collective bargaining agreement;

(b)           Furnish promptly to the Lender a copy of any notice of termination of such Plan required to be sent to the Pension Benefit Guaranty Corporation and a copy of any notice, report or demand sent or received by or with respect to such Plan pursuant to Sections 4041, 4041A, 4042, 4043, 4062, 4063, 4065, 4066 or 4068 of ERISA or under subtitle E of Title IV of ERISA;

(c)           Furnish promptly to the Lender a copy of all Forms 5500, Forms 5500-C and/or Forms 5500-R relating to such Plan, together with all attachments thereto, including any actuarial statement relating to such Plan required to be submitted under Section 103(d) of ERISA;

(d)           Furnish the Lender with copies of any request for waiver from the funding standards or extension of the amortization periods required by Section 303 and 304 of ERISA or

Section 412 of the Code with respect to any Plan no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be;

(e)           Promptly notify the Lender of any “complete withdrawal”, “partial withdrawal” or “reorganization” with respect to any Plan as such terms are defined in ERISA; and

(f)            With respect to any Plan, promptly notify the Lender upon the occurrence of any “reportable event” as defined in Section 4043(c) of ERISA, other than a “reportable event” for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation.

§7.11      Environmental and Safety Matters.  The Borrower shall:

(a)           Promptly report to the Lender upon becoming aware thereof (a) the introduction of any Hazardous Material onto any facility owned or operated by the Borrower if the introduction thereof reasonably could be expected to have a Materially Adverse Effect and (b) the initiation of any action, suit, proceeding, investigation or regulatory action against the Borrower or in connection with any such facility relating to any Release of Hazardous Materials if such could reasonably be expected to have a Materially Adverse Effect.

(b)           Promptly deliver to the Lender copies of (a) all reports (other than routine reports regularly submitted in the ordinary course of business) submitted to any Governmental Authority by the Borrower in connection with either the presence of Hazardous Materials at any facility owned or operated by the Borrower or any other environmental matter relating to such facility, and (b) all reports, notices, and correspondence transmitted to the Borrower by any Governmental Authority in connection with either the presence of any Hazardous Materials at or near any such facility or any other environmental matter relating to such facility.

(c)           Except for Hazardous Materials that the Borrower uses, transports or stores or that a lessee or charterer of the Borrower uses, stores or transports in the ordinary course of its business and in compliance with all applicable Laws and in accordance with the terms of any applicable lease or charter documents, keep all of its properties or assets free of Hazardous Materials.  The Borrower shall comply with and use commercially reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws and all Laws relating to occupational safety or health and shall obtain and comply with, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder.  The Borrower shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other action necessary to clean up and remove all Hazardous Materials, on, from or affecting any of its properties or assets as required by all applicable material Laws, except as such laws, ordinances, rules, regulations, orders or directives may be contested by the Borrower in good faith by appropriate proceedings and for which adequate reserves have been established in conformity with GAAP.

(d)           Defend, indemnify, and hold harmless the Lender and its directors, officers, employees, affiliates, representatives and agents (each an “Indemnified Party”) from and against any and all penalties, fines, liabilities, damages, costs, or expenses of whatever kind or nature asserted against such Indemnified Party (unless resulting from the gross negligence or willful misconduct of an Indemnified Party or occurring after the Lender shall have become a mortgagee in-possession subsequent to an Event of Default), arising out of, or in any way related to: (a) the Release or threatened Release of any Hazardous Materials on, at or from any property at any time owned, operated or occupied by the Borrower; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of Laws which are based upon or in any way related to such Hazardous Materials or to any environmental matter, including reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses actually incurred.

§7.12      Indemnities, Etc.

(a)           The Borrower shall indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs, and expenses (including reasonable legal fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the ownership, operation or other use (whether authorized or not) of the Vessels, the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loan, except to the extent that such claim, damage, loss, liability, cost, or expense (i) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s or such Lender’s (as a mortgagee-in-possession) gross negligence or willful misconduct or (ii) is a tax, levy, impost, duty, assessment, fee or other charge imposed by any Governmental Authority or other taxing authority or a fine, penalty, interest charge or other additional charge with respect thereto (it being agreed that §2.6 sets forth the Borrower’s obligations with respect to such liabilities, costs and expenses), or (iii) is an ordinary and usual operating, administrative or overhead expense of any Lender and is not caused directly by an Event of Default.  In the case of an investigation, litigation or other proceeding to which the indemnity in this §7.12 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise is a party thereto and whether or not the transactions contemplated hereby are consummated.  In respect of any litigation commenced with respect to this §7.12, (i) the Borrower shall be entitled to control and direct its defense if an Event of Default shall not have occurred and be continuing and (ii) the Borrower shall be entitled to participate with the Lender in the Borrower’s defense if no Event of Default shall have occurred and be continuing hereunder provided that the Borrower, prior to commencing its defense or participating in any defense of such litigation pursuant to the foregoing clauses (i) and (ii), confirms and acknowledges, in writing, its indemnification obligation with respect to such claim under this §7.12.  Notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnified Party for any settlement reached without the prior consent of the Borrower (which consent shall not be unreasonably withheld) or for any judgment entered into against an Indemnified Party if the Borrower shall have not been afforded an opportunity to participate, at its expense, in the defense of the claim.  The Borrower agrees not to assert any claim against the Lender, any of its affiliates, or any of its respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loan, other than fraud or intentional misconduct.

(b)           Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this §7.12 shall survive the payment in full of the Loan and all other amounts payable under this Agreement.

§7.13      Performance of Contracts.  The Borrower shall perform and comply in all material respects with all of its obligations under any contracts and all other agreements to which it is a party or by which it is bound relating to the Collateral, and shall use reasonable efforts to cause each other party thereto to so perform and comply.

§7.14      Notice of Default.  The Borrower shall promptly upon becoming aware thereof give written notice to the Lender of: (a) the occurrence of any Default or Event of Default, (b) any litigation or proceeding affecting the Borrower or any of its properties or assets of which, if adversely determined, might have a Materially Adverse Effect, and (c) any dispute between the Borrower and any Governmental Authority that might materially interfere with its normal business operations.

§7.15      Notice of Material Claims and Litigation.  The Borrower shall promptly notify the Lender of the commencement of any claims, actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower before any Governmental Authority in an amount in excess of $500,000, if relating to one or all of the Vessels, or which, if adversely determined, would have a Material Adverse Effect.

§7.16      No Disposition of Collateral.  The Borrower shall obtain the prior written consent of the Lender (which may be granted or denied in the Lender’s sole discretion), prior to the sale, conveyance, transfer, exchange, lease, or on a bareboat basis charter or disposition by the Borrower of all or any part of the Collateral or the Borrower’s otherwise relinquishing possession of any of the Collateral.

§7.17      Borrower’s Title; Lender’s Security Interest.

(a) The Borrower shall warrant and defend its good and marketable title to the Collateral (to the extent the Borrower has rights in such items of Collateral) and the Lender’s perfected first priority security interest in the Collateral (to the extent the Borrower has rights in such items of Collateral), against all claims and demands whatsoever.

(b)           The Borrower shall, at its expense, take such action (including the obtaining and recording of waivers) as may be necessary to prevent any third party from acquiring any right to or interest in the Collateral other than Permitted Liens (to the extent the Borrower has rights in such items of Collateral), and if at any time any Person shall claim any such right or interest, the Borrower shall, at its expense, cause such claim to be waived in writing or otherwise eliminated to the Lender’s satisfaction within 30 days after such claim shall have first become known to the Borrower.

§7.18      Compliance with Laws and Regulations.  The Borrower shall comply with all laws, regulations, directives and orders of any and all local, state, federal and other governmental agencies and authorities having jurisdiction over it or its property, non-compliance with which could reasonably be expected to cause a Materially Adverse Effect.

§7.19      Further Assurances.  The Borrower shall promptly, at any time and from time to time, at its sole expense, execute and deliver to the Lender such further instruments and documents, (including the execution of a replacement promissory note due to loss or destruction of the Note), and take such further action, as the Lender may from time to time reasonably request in order to carry out to the Lender’s satisfaction of the transactions contemplated by this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Lender, hereby and under the other Loan Documents, including the execution, delivery, recordation and filing of financing statements and continuation statements.  The Borrower hereby authorizes the Lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements without the signature of the Borrower thereon and to file as valid financing statements in the applicable financing statement records, any financing statement executed in connection herewith.  The Borrower will pay, or reimburse the Lender for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and protection of the Lender’s security interest in the Collateral, including all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payments or discharges of Taxes or Liens upon or in respect of the Collateral, premiums for insurance required to be obtained pursuant to the Loan Documents with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Lender’s interests therein, whether through judicial proceedings or otherwise, or in connection with defending or prosecuting any actions, suits or proceedings arising out of or related to the Collateral; and all such reasonable amounts that are paid by the Lender shall, until reimbursed by the Borrower, constitute Obligations of the Borrower secured by the Collateral.

§7.20      Casualty Occurrence.  In the event of any material (involving damages to any party thereto in excess of $500,000) casualty with respect to any Collateral or Vessel, the Borrower shall give the Lender written notice of such casualty promptly after discovering or receiving notice of the casualty, which notice shall identify the affected Collateral or other Vessel.  The Borrower shall, within a reasonable period of time, remedy or repair such casualty to bring the Collateral into conformity with the provisions of this Agreement unless such casualty shall constitute an Event of Loss and the provisions of §2.3(b) apply.

SECTION 8.                            NEGATIVE COVENANTS; FINANCIAL COVENANTS.

The Borrower covenants and agrees that so long as the Loan remains outstanding and unpaid, it shall not:

§8.1                        Transactions with Affiliates.  Except as otherwise provided herein, enter into or consummate any transaction with any Affiliate of the Borrower unless such transaction is:

(a)                                  entered into in the ordinary course of business of the Borrower and pursuant to the reasonable requirements of the Borrower’s business; and

(b)                                 is upon terms no more or less favorable to the Borrower than would be the case if such transaction were an arm’s-length transaction effected with a Person other than an Affiliate.

§8.2                        Terminate Pension Plan.  Terminate, withdraw from, or permit the termination of any Plan unless the asset value of such Plan is then at least equal to the value of the benefits guaranteed by the Pension Benefit Guaranty Corporation if such termination could reasonably be expected to have a Materially Adverse Effect.

§8.3                        ERISA.  Permit any Plan maintained by it to (a) engage in any “prohibited transaction” (as defined in Section 4975 of the Code) which could reasonably be expected to result in material liability for excise taxes or fiduciary liability under Section 406 of ERISA, (b) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA) whether or not waived, or (c) terminate any Plan in a manner that could reasonably be expected to result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA if the material liability described in clause (a) or the accumulated funding deficiency described in clause (b) or the lien or encumbrance described in clause (c) could reasonably be expected to have a Materially Adverse Effect.

§8.4                        Incorporation of Financial Covenants Under Existing Revolver.  Until the Obligations payable under the Loan Documents shall have been paid in full, Borrower covenants and agrees with the Lender that:

(a)                                  The financial covenants of the Borrower as currently set forth in Section 6.01 of the Existing Revolver (the “Financial Covenants”) shall be considered to be financial covenants of the Borrower under this Agreement as if set forth in this Agreement in full.

(b)                                 Any amendment or modification of the Financial Covenants by the Revolving Lenders after the date hereof will be binding upon the Lender, and applicable to the Borrower hereunder, as so amended or modified.

(c)                                  The Borrower agrees to provide the Lender with a copy of all Financial Covenant compliance certificates prepared by the Borrower and delivered to the Revolving Lenders in connection with the Financial Covenants at the same time and on the same frequency as required to be delivered to Revolving Lenders under the Existing Revolver, provided that if at any time Financial Covenant compliance certificates are no longer provided by the Borrower to the Revolving Lenders, the Borrower will provide similar Financial Covenant compliance certificates to the Lender on not less than a quarterly basis.

(d)                                 If for any reason CBPA (or an Affiliate thereof) ceases to be a party to the Existing Revolver, the Financial Covenants that are in effect under the Existing Revolver on the last day that CBPA is a party thereto shall survive and continue to be financial covenants of the Borrower under this Agreement as if set forth in this Agreement in full.

SECTION 9.                            EVENTS OF DEFAULT; ACCELERATION.

§9.1                        Events of Default.  The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” hereunder regardless of the reason for such event and whether it shall be voluntary or involuntary or within or without the control of the Borrower or be effected by operation of or pursuant to any Law:

(a)                                  if the Borrower shall fail to make any payment not more than three (3) Business Days after the due date thereof of any principal or interest due hereunder or on the Note or other amount provided for hereunder whether at maturity or at any date fixed for payment or prepayment or by declaration or otherwise; or

(b)                                 If the Borrower shall default in the performance of or compliance with any term contained in §§7.6, 7.10(a), 7.10(b), or 7.16; 7.17(a) or §§8.2, 8.3 or 8.4; or

(c)                                  If the Borrower shall default in the performance or compliance with any term contained in §§7.9, 7.14 or 7.17(b), and such default shall continue for more than thirty (30) days; or

(d)                                 if the Borrower shall default in the performance of or compliance with any term contained herein, or in the performance of or compliance with any other term contained in any of the other Loan Documents (other than those referred to in the foregoing paragraphs (a), (b) and (c)), and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender; or

(e)                                  if any representation, warranty or certification made in writing by or on behalf of the Borrower herein or in connection with any of the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

(f)                                    if the Borrower makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator or receiver or custodian (or similar official) of itself or of any substantial part of its assets or commences any proceeding or case relating to it under any bankruptcy, reorganization, arrangements, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect; or

(g)                                 if any such petition or application is filed or any such proceeding or case is commenced against the Borrower and such party indicates its approval thereof, consent thereto or acquiescence therein or an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating the Borrower bankrupt or insolvent, or approving a petition in any such proceeding or a decree or order for relief is entered in respect of the Borrower in an involuntary case under any bankruptcy, reorganization, arrangements, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and such order remains in effect for more than sixty (60) days, whether or not consecutive; or

(h)                                 if any order is entered in any proceeding by or against the Borrower decreeing or permitting its dissolution or split-up or the winding up of its affairs; or

(i)                                     if the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debt generally; or

(j)                                     if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final unappealable judgment against the Borrower, which with other outstanding final unappealable judgments, undischarged, against the Borrower, exceed in the aggregate $500,000 (other than amounts that are subject to insurance coverage); or

(k)                                  if any of the Security Documents shall for any reason cease to be in full force and effect or any Security Document or the Lien purported to be granted thereby shall become adjudged by a competent court to be invalid or unenforceable; or

(l)                                     if the Borrower shall (i) default (as principal or guarantor or other surety) in the payment of any principal of, premium, if any, or interest on any Indebtedness to the Lender (or its affiliates) or under any other Indebtedness owed to any other Person in excess of $500,000, in any single amount or in aggregate, in respect of borrowed money or credit received, or (ii) default in the performance of or compliance with any other term, covenant, provision or obligation contained in any agreement or instrument evidencing or securing such Indebtedness and, in each case, the holder or holders of such Indebtedness shall have accelerated the maturity thereof or commenced the exercise of any other remedies in respect of such default; or

(m)                               if any “Mortgage Event of Default” as defined in any Ship Mortgage or any Event of Default (as defined in the Security Agreement) shall occur; or

(n)                                 if the Borrower shall terminate its existence by merger, consolidation, sale of substantially all of its assets, dissolution or otherwise; or

(o)                                 if a Change in Control shall have occurred; or

(p)                                 if for any reason the Vessel Construction Agreement shall be terminated prior to completion of DBL 28 and DBL 29, or if the Borrower shall default under the Vessel Construction Agreement and Bollinger shall have demanded arbitration thereunder.

§9.2                        Remedies.   (a)Upon the occurrence of an Event of Default described in §§9.1(f), (g) or (h), immediately and automatically, and upon the occurrence of any other Event of Default, and at any time thereafter while such Event of Default is continuing, at the option of the Lender and upon the Lender’s declaration:

(i)                                     the unpaid principal amount of the Loan together with accrued interest and any applicable Prepayment Premium, and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

(ii)                                  the Lender may exercise any and all rights the Lender has under this Agreement, the Loan Documents, or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Lender’s rights by any action at law, in equity or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any other Loan Document, including the obtaining of the ex-parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender, including the exercise of remedies against the Collateral under the Security Documents.

(iii)                               Right of Set-off; Adjustments.   During the continuance of any Event of Default, the Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured.  The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this §9.2 are in addition to other rights and remedies (including other rights of set-off) that the Lender may have.

(iv)                              Other Remedies.  Unless and except to the extent expressly provided for to the contrary herein, the rights of the Lender specified herein shall be in addition to, and not in limitation of, the Lender’s rights under any statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by the Borrower or any third party in favor of the Lender, all of which may be exercised successively or concurrently.

(v)                                 Cash Collection System.  In addition to any other right of the Lender hereunder and under applicable Law, effective upon demand by the Lender at any time and from time to time that an Event of Default exists, and all payments that the Borrower receives as a result of its ownership and operation of the Vessels, to be deposited in a deposit account maintained at an Affiliate of the Lender. The Borrower expressly authorizes the Lender hereunder to apply all such funds deposited in such account to the obligations as they come due hereunder and under the other Loan Documents in the manner set forth in §2.4(b)

(b)                                 Notwithstanding anything to the contrary contained in clause (a) above, the Lender shall not exercise any of the remedies set forth in clause (a) or any other remedies available under applicable Law if the exercise of such remedies shall invalidate the qualification of any of the Vessels to operate in the coastwise trade.

SECTION 10.                     EXPENSES.

The Borrower will pay on demand all reasonable out-of-pocket expenses of the Lender (including reasonable fees of outside counsel) in connection with: the negotiation, preparation, execution, and delivery of this Agreement, the other Loan Documents or other documents executed in connection therewith; any advice or analysis from outside counsel, accountants or other professionals retained by the Lender from time to time in connection with this Agreement or the transactions contemplated hereby; any amendment, waiver, or consent from time to time related thereto; and the Lender’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder or thereunder after the occurrence and during the continuation of an Event of Default, including in all such cases the reasonable fees of outside legal counsel and any local counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with any travel or other costs relating to any appraisals conducted in connection with the Obligations or any Collateral therefore after the date of this Agreement; and the amount of all such expenses shall, until paid, bear interest at the interest rate applicable to principal hereunder (including any default rate). After the occurrence and during the continuance of an Event of Default, the Borrower shall pay the reasonable costs of any field audit examinations that the Lender in its discretion may conduct and shall also pay all reasonable out-of-pocket expenses of the Lender in connection with the exercise, preservation or enforcement of any of its rights, remedies or options under any of the Security Documents.

SECTION 11.                     SURVIVAL OF COVENANTS.

All covenants, agreements, representations and warranties made herein and in any certificates or other papers delivered by or on behalf of the Borrower pursuant hereto are material and shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by them, and shall survive the making of the Loan, as herein contemplated, and shall continue in full force and effect so long as the Loan or other amounts due under the Loan Documents and the Note remain outstanding and unpaid.  All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

SECTION 12.                     CONFIDENTIALITY.

The Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Lender by the Borrower, under this Agreement or any other Loan Document, and neither the Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that the Lender may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which the Lender is subject or in connection with an examination of the Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) to the extent required in connection with any litigation or proceeding to which the Lender, or its respective affiliates, may be party; (E) to the extent the Lender is required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Lender’s independent auditors and other professional advisors; (G) to any Eligible Assignee or participant (including prospective institutions that may become assignees or participants pursuant to §13), provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lender hereunder; (H) as to the Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is a party or is deemed a party with the Lender or such Affiliate; and (I) to its Affiliates.

SECTION 13.                     SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

§13.1                 Successors and Assigns.   Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Lender shall bind and inure to the benefit of their respective successors and assigns.  Notwithstanding the foregoing, the Borrower shall not be entitled to assign any of its rights or obligations hereunder.

§13.2                 Assignments.

(a)                                  The Lender may, at its expense (unless such assignment is initiated by the Borrower) assign to one or more Eligible Assignees (but not to exceed five Lenders hereunder at any one time) all or a portion (not less than $3,000,000) of its interests, rights and obligations under this Agreement and the other Loan Documents, including all or a portion of the Loan at the time made by or owing to it, provided (i) that the parties to each such assignment shall execute and deliver to the Lender an Assignment and Acceptance in the form set forth as Exhibit D (an “Assignment and Acceptance”).  Upon acceptance and recording pursuant to §13.6, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Business Days after the execution thereof), (A) the Eligible Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the same rights and obligations as the Lender under this Agreement, and (B) the Lender shall be released from any obligations under this Agreement with respect to the interests assigned, provided that in the case of an Assignment and Acceptance covering all or the remaining portion of the Lender’s rights and obligations under this Agreement, the Lender shall continue to be entitled to the benefits of §2.5 and §2.6, as well as to any fees or amounts accrued for its account hereunder and not yet paid.  An Eligible Assignee shall be entitled to sell participations in its interests, rights and obligations under this Agreement and the other Loan Documents, as provided in §13.3, and shall be entitled to grant assignments thereof pursuant to an Assignment and Acceptance and otherwise in accordance with this §13.

(b)                                 By executing and delivering an Assignment and Acceptance, the Lender and Eligible Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (ii) the Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such Eligible Assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to §7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Eligible Assignee shall independently and without reliance upon the Lender or any other Eligible Assignee or Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions under this Agreement, and (v) such Eligible Assignee agrees that it shall perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as an Eligible Assignee.

(c)                                  If, pursuant to this §13.2, any interest in this Agreement is assigned to any Eligible Assignee which is not incorporated or organized under the laws of the United States or a state thereof, the Lender shall cause such Eligible Assignee to agree that, on or prior to the effective date specified in the Assignment and Acceptance, it will deliver to the Borrower (i) two valid, duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8EC1 or applicable successor form, as the case may be, certifying in each case that such Eligible Assignee is entitled to receive payments made under this Agreement and the Note without deduction or withholding of any United States federal income taxes, and (ii) a valid, duly completed Internal Revenue Service Form W-8BEN or W-9 or applicable successor form, as the case may be, to establish an exemption from United States backup withholding tax.  The Eligible Assignee which delivers to the Borrower a Form W-8BEN or W-8EC1 and Form W-8BEN or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower two copies of the Form W-8BEN or W-8EC1 and Form W-8BEN or W-9, or applicable successor forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form W-8BEN or W-8EC1 that such Eligible Assignee is entitled to receive payments made under this Agreement and the Note without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Eligible Assignee from duly completing and delivering any such form with respect to it and such Eligible Assignee advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8BEN or W-9, establishing an exemption from United States backup withholding tax.

§13.3                 Participations.  The Lender and the Eligible Assignee may, at their respective expense, sell to one or more Persons (each, a “Participant”) participations in all or a portion (not less than $3,000,000) of its interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of any Commitments and the Loans owing to it), provided that (i) the Lender or such Eligible Assignee shall remain solely responsible for the performance of its obligations under this Agreement, (ii) the Participant shall be entitled to the benefit of the cost protection provisions and indemnities contained in §§2.5 and 7.12, but shall not be entitled to receive any greater payment thereunder than the selling Lender or Eligible Assignee would have been entitled to receive with respect to the interest so sold if such interest had not been sold, and (iii) the Borrower, the Lender (in the case of a sale of any participation interest by an Eligible Assignee), and any Eligible Assignee shall continue to deal solely and directly with the Lender or Eligible Assignee in connection with its rights and obligations under this Agreement.  A Participant shall not be entitled to require the Lender to take or omit to take any action hereunder except in connection with any of the following:  (i) or any amendment that subjects the Lender to any additional obligations; (ii) a reduction of the principal of or interest on the Note, or of any fees payable hereunder; (iii) a postponement of any date fixed for any payment in respect of principal of or interest on the Note or any fees payable hereunder; (iv) the release of any Collateral from the Lien of the Loan Documents.

§13.4                 Disclosures.  The Lender and any Eligible Assignee may, in connection with any proposed assignment (by such Lender) or participation (by the Lender or the Eligible Assignee) pursuant to this §13, disclose to the proposed Eligible Assignee or Participant any information in its possession relating to the Borrower, provided that prior to any such disclosure, each such Eligible Assignee or Participant or proposed Eligible Assignee or Participant shall execute an agreement whereby such Eligible Assignee or Participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to any the Borrower received from such Participant.

§13.5                 Federal Reserve Bank.  The Lender, Eligible Assignee and Participants may at any time pledge or assign all or any portion of their rights under this Agreement to a Federal Reserve Bank.

§13.6                 Register; Note.

(a)                                  The Initial Lender agrees to act as agent for the Borrower (the “Registration Agent”) and in that capacity to establish and shall maintain at its address referred to in §14 a register (the “Lender Register”) in which it shall record the name and address of each Lender hereunder and the principal amount of the Loan owing to each Lender from time to time.  The entries in the Lender Register shall be final and binding for all purposes, absent manifest error, and the Borrower shall treat each Person whose name is recorded in the Lender Register as a Lender for all purposes of the Loan Documents.

(b)                                 Upon receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee, together with the Note or Note subject to such assignment, the Registration Agent shall record the relevant information contained in the Assignment and Acceptance in the Lender Register, and the Borrower (i) shall execute and deliver to the Assignee in exchange for the surrendered Note or Note a new Note made payable to the Assignee in an amount equal to the principal amount of the Loan acquired by the Assignee, and (ii) if the assigning Lender assigned less than its entire interest in the Loan, execute and deliver to the assigning Lender a new Note made payable to the assigning Lender in an amount equal to the principal amount of the Loan retained by the assigning Lender.  The sum of the principal amounts of the new Note shall be equal to the aggregate outstanding principal amount of the surrendered Note or Note.  The new Note or Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note or Note.

(c)                                  The Registration Agent may transfer its obligations under this §13.6 to an Eligible Assignee in connection with the assignment of all (but not less than all) of the Registration Agent’s interest in the Loan in accordance with §13.2, in which event the Assignment and Acceptance shall be amended or supplemented to effect such transfer of obligations as Registration Agent.

(d)                                 The Registration Agent agrees to follow the reasonable requests of the Borrower with respect to the maintenance of the Lender Register, provided that the Registration Agent shall not be required to follow any such Borrower request if an Event of Default shall have occurred and be continuing unless and until such Event of Default shall be cured or otherwise cease to exist.

SECTION 14.                     NOTICES.

Except as otherwise specified herein, all notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, sent by facsimile, sent by overnight express courier service or mailed by first-class mail, postage prepaid, addressed as follows (or to such other address as any party may designate by notice to the other parties):

If to the Lender:	Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation
One Citizens Plaza
Mail Stop: RCE-150
Providence, RI 02903
	Attention:	Team Leader
Direct Originations
	FAX:	(401) 459-3171

With a copy to:	Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation
One Citizens Plaza
Mail Stop: RCE-150
Providence, RI 02903
	Attention:	David T. Miele, Esq.
	FAX:	(401) 459-3171

With a copy to:	Day, Berry and Howard LLP
260 Franklin Street
Boston, Massachusetts 02110-3179
	Attention:	William A. Hunter, Esq.
Britta L. Hyllengren, Esq.
	FAX:	(617) 345-4745

If to the Borrower:	K-Sea Operating Partnership L.P.
3245 Richmond Terrace
Staten Island, New York 10303
Attention: Chief Financial Officer
Telephone: (718) 720-7207
Fax: (718) 720-4358
Email: jnicola@k-sea.com

With a copy to:	Holland & Knight LLP
195 Broadway
New York, New York 10007
Attention: Christopher G. Kelly, Esq.
Phone: 212-513-3200
Fax: 212-385-9010
Email: ckelly@hklaw.com

Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed.

SECTION 15.                     ENTIRE AGREEMENT.

This Agreement and any other documents executed in connection herewith express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in §16.

SECTION 16.                     CONSENTS, AMENDMENTS, WAIVERS, ETC.

Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

SECTION 17.                     SEVERABILITY.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 18.                     SUBMISSION TO JURISDICTION; WAIVER.

EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)                                  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN AND COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE

DISTRICT OF MASSACHUSETTS AND THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF.

(b)                                 CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                                  WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN §13 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THEIR RESPECTIVE ADDRESS AS SET FORTH IN §13;

(d)                                 WAIVES ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY REMEDIES SET FORTH HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS; AND

(e)                                  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT OR OTHERWISE AFFECT THE RIGHT OF THE OTHER PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

SECTION 19.                     WAIVER OF JURY TRIAL.

THE BORROWER AND THE LENDER HEREBY INTENTIONALLY AND VOLUNTARILY WAIVE ANY RIGHT WHICH EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE BORROWER AND THE LENDER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN

ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE BORROWER ACKNOWLEDGES THAT NEITHER THE LENDER NOR ANY PERSON ACTING ON BEHALF OF THE LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THE BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 20.                     MISCELLANEOUS.

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).  The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Lender would otherwise have.  Any instruments required by any of the provisions hereof to be in the form annexed hereto as an exhibit shall be substantially in such form with such changes therefrom, if any, as may be approved by the Lender.  This Agreement or any amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

K-SEA OPERATING PARTNERSHIP L.P.

By:	K-Sea OLP GP, LLC, its General Partner

By:	/s/ John J. Nicola
Name: John J. Nicola
Title: Chief Financial Officer

CITIZENS ASSET FINANCE, A D/B/A OF CITIZENS LEASING CORPORATION

By:	/s/ John M. Young
Name: John M. Young
Title: Senior Vice President

Signature page to
Loan Agreement

SCHEDULE 1

DESCRIPTION OF VESSELS

(1) Barge
Name:  DBL 28

Hull No. 496

(2) Barge
Name:  DBL 29

Hull No. 497

(3) Barge
Name:  DBL 78

Official Number: 1102126

Exhibit A

Barge DBL 28

Official No.

Barge DBL 29

Official No.

Barge DBL 78

Official No.

TERM NOTE

$[ ]	New York, New York
, 2006

FOR VALUE RECEIVED, the undersigned, K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Borrower”), hereby absolutely and unconditionally promises to pay in lawful money of the United States to CITIZENS ASSET FINANCE, A D/B/A OF CITIZENS LEASING CORPORATION, a Rhode Island corporation (the “Lender”), at One Citizens Plaza, Providence, Rhode Island 02903, or at such other place as Lender may from time to time designate in writing, the principal amount of [                                                                               ] Dollars ($[                       ]), together with interest thereon from the date hereof per annum, as follows:

(a)                                  The term of this Note is eighty-four (84) months commencing on the date hereof;

(b)                                 The outstanding principal amount hereunder shall bear interest payable at the LIBOR Loan Rate (as defined on Exhibit A hereto) unless or until the interest rate shall have been converted to a fixed rate as provided in Section 2.2(d) of the Loan Agreement dated [                      ], 2005 between the Borrower and the Lender, as the same may be amended, modified, supplemented or restated form time to time (the “Loan Agreement”).  Interest shall be due and payable monthly in arrears, on the first day of each month, commencing on [                  ], 2006, for the period commencing on the first day of the immediately preceding month (or commencing on the date hereof with respect to the first interest payment) and ending on and including the last day of such month;

(c)                                  Eighty-four (84) consecutive monthly payments of principal, each in the amount of $[                      ], shall be due and payable on the first day of each month, commencing on [                        ], 200  ; and

(d)                                 A final payment consisting of the entire remaining principal balance of this Note, together with interest thereon in arrears, shall be due and payable on [                      ], 2012.

This Note is the Note referred to in, evidences borrowings under and has been issued by the Borrower in accordance with the terms of, the Loan Agreement.  The Lender and any holder hereof shall be bound by and entitled to the benefits of the Loan Agreement and may enforce the agreements of the Borrower contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

The Borrower has the right under certain circumstances and the obligation under certain other circumstances to prepay in whole or part the principal of this Note, together with accrued interest thereon, on the terms and conditions specified in Section 2.3 of the Loan Agreement, provided that such prepayment shall be accompanied by payment of the applicable Prepayment Premium, if any.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all unpaid interest accrued hereunder may become or be declared due and payable in the manner and with the effect provided in Section 9.2 of the Loan Agreement. After the occurrence and during the continuance of an Event of Default, the principal balance evidenced hereby shall bear interest at the Default Rate as provided in the Loan Agreement and certain other late charges may apply, all as provided in the Loan Agreement.

The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery acceptance, performance, default or enforcement of this Note (except as otherwise specifically provided in the Loan Agreement), assents to any extension of postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

This Note is secured by mortgage liens on and security interests in certain assets of the Borrower pursuant to the terms of the Security Documents.

All of the provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

This Note is in registered form.  The Person whose name is recorded as the owner of the Note in the Lender Register maintained by the Registration Agent shall be treated as the owner of this Note for all purposes of the Loan Documents.  This Note may be transferred only in accordance with the provisions of Sections 13.2 and 13.6 of the Loan Agreement.

THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

[This space intentionally left blank]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized undersigned officer as of the date first written above.

K-SEA OPERATING PARTNERSHIP L.P.

By:	K-Sea OLP GP, LLC, its General Partner

By:
	Name:	John J. Nicola
	Title:	Chief Financial Officer

Exhibit A

Defined Terms for
Term Note with LIBOR Pricing

For purposes of the Term Note to which this Exhibit A is attached, the following terms shall have the following meanings:

“LIBOR Loan Rate” means a rate per annum equal to the LIBOR Rate plus 175 basis points.

“LIBOR Rate” means relative to any one-month interest period, the offered rate for delivery in two London Banking Days (as defined below) of deposits of U.S. Dollars which the British Bankers Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day on which such interest period commences, and for a period approximately equal to such interest period.  If the first day of any such interest period is not a day which is both a (i) Business Day, and (ii) a day on which US dollar deposits are transacted in London interbank market (a “London Banking Day”), the LIBOR Rate shall be determined in reference to the next preceding day which is both a Business Day and a London Banking Day.  If for any reason the LIBOR Rate is unavailable and/or the Lender is unable to determine the LIBOR Rate for any such interest period, the LIBOR Rate shall be deemed to be equal to the Federal Funds Rate plus 175 basis points.

Exhibit B

FORM OF NOTICE OF BORROWING
(§2.1)

To:                              Citizens Asset Finance, a d/b/a of

Citizens Leasing Corporation

One Citizens Plaza, Mail Stop RCE-150

Providence, Rhode Island 02903

Reference is hereby made to the Loan Agreement, dated as of [               ], 2005 (as amended, modified or supplemented from time to time, the “Loan Agreement”) by and among K-Sea Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), and Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation, a Rhode Island corporation (the “Lender”).  Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Loan Agreement.

The Borrower hereby confirms its request for an Advance in the following amount and with the following Advance date:

Advance Date(1)	Amount
$11,557,100

The Borrower hereby certifies, (a) that the representations and warranties of the Borrower set forth in § 3 of the Loan Agreement and in the other Loan Documents were true and correct when made and are true and correct at and as of the date hereof with the same effect as if made herein; (b) that the Borrower has performed and complied with all terms and conditions of the Loan Documents required to be performed and complied with by it on or before the Advance Date and as of the date hereof; and (c) no Default or Event of Default exists under the Loan Agreement or any other Loan Document, nor shall the making of the requested Advance result in a Default or Event of Default.

(1) At least three (3) Business Days after date hereof or of telephonic notice.

Please distribute by wire transfer the proceeds of the Advance as follows:

$10,000,000	[EMI wire transfer restrictions to come]

$1,557,100 to:	JP Morgan Chase Bank ABA #021000021 A/C Name – K-Sea Transportation, Inc. A/C # 530389509

Dated the       day of             , 2005.

K-SEA OPERATING PARTNERSHIP L.P.

By: K-Sea OLP GP, LLC, its General Partner

By:
Name: John J. Nicola
Title: Chief Financial Officer

Exhibit C

[Vessel Name]

FIRST PREFERRED SHIP MORTGAGE

THIS FIRST PREFERRED SHIP MORTGAGE (this “Mortgage”) made as of the          day of                            , 2005, by and between K-SEA OPERATING PARTNERSHIP L.P., a limited partnership organized and existing under the laws of the State of Delaware, with an address at 3245 Richmond Terrace, Staten Island, New York, 10303(the “Mortgagor”), and CITIZENS ASSET FINANCE, A D/B/A OF CITIZENS LEASING CORPORATION (the “Mortgagee”), a Rhode Island corporation organized and existing under the laws of the State of Rhode Island with an office at One Citizens Plaza, Providence, Rhode Island, 02903.

WHEREAS:

(a)                                  The Mortgagor is the sole owner (100%) of the whole of the vessel [insert name]               , Official No.                 ,                     domestic gross tons (                    international gross tons); duly documented in the name of the Mortgagor under the laws and flag of the United States of America at the National Vessel Documentation Center (“NVDC”), having its hailing port at New York, New York;

(b)                                 Pursuant to the terms and conditions of a Loan Agreement dated as of June    , 2005, between the Mortgagor and the Mortgagee (as the same may be amended, supplemented, or modified from time to time, the “Loan Agreement”), the Mortgagee has, at Mortgagor’s request, agreed to make loan advances to the Mortgagor in the aggregate principal amount of up to $18,000,000 (the “Loan”).  The principal amount of $                  has been advanced to the Mortgagor on or before the date hereof.  The entire proceeds of the Loan shall be used by the Mortgagor to finance the construction of two United States flag vessels, and to finance the acquisition by the Borrower of a third United States flag vessel, including the Vessel (as defined below).  The obligations of the Mortgagor with respect to the Loan are evidenced by the Loan Agreement and by a term promissory note (the “Note”) (as defined in the Loan Agreement), to be dated as of the Advance Termination Date (as defined in the Loan Agreement), and are secured by this Mortgage and the other Security Documents (as defined in the Loan Agreement).  The form of the Loan Agreement is attached hereto as Exhibit 1 (together with the form of the Note attached thereto) and is hereby made a part hereof as though set forth fully herein;

(c)                                  Terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Loan Agreement.

To secure, among other things, the payment of principal, fees and other amounts from time to time due to the Mortgagee, and the payment of all other sums that hereafter may be secured by this Mortgage and the other Loan Documents in accordance with the terms hereof, and to secure the performance and observance of, and compliance with, all of the agreements, covenants and conditions of this Mortgage, the Mortgagor has duly authorized the execution and delivery of this First Preferred Ship Mortgage.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy whereof is duly acknowledged, and in order to secure the payment and performance of (i) all Obligations, undertakings and liabilities of Mortgagor, now existing or hereafter incurred, under, arising out of, or in connection with the Loan Agreement and the other Loan Documents; (ii) the unpaid principal amount of, and accrued interest on, the Note; (iii) all obligations, undertakings and liabilities of Mortgagor now existing or hereafter incurred, under, arising out of or in connection with this Mortgage; and (iv) any and all other present and future indebtedness, obligations, undertakings and liabilities of any kind whatsoever of Mortgagor to Mortgagee in connection with the Loan Agreement and the other Loan Documents or from time to time reduced and thereafter increased, and to secure the performance of all the covenants and conditions herein contained (all the foregoing included within the meaning of Obligations, as defined in the Loan Agreement), the Mortgagor by these presents does grant, bargain, sell, convey, transfer, mortgage, set over and confirm unto the Mortgagee all of the following described property:

The whole of the certain vessel called:

Name: [ ]	Official Number: [ ]

together with all its engines, boilers, machinery, masts, rigging, boats, anchors, chains, cables, tackle, apparel, furniture, equipment, and all other appurtenances thereunto belonging, and any and all additions, improvements and replacements hereafter made in, on or to the said vessel or any part thereof; and in, on or to its equipment and appurtenances aforesaid, all the foregoing being hereinafter referred to as the “Vessel.”

TO HAVE AND TO HOLD the Vessel unto the Mortgagee forever:

PROVIDED ALWAYS, and the condition of these presents is such, that if the Mortgagor and its successors and assigns shall pay, or cause to be paid, to the Mortgagee the Obligations aforesaid, as and when the same shall become due and payable by maturity or otherwise, and shall pay any and all advances hereafter made or expended by the Mortgagee to the Mortgagor for the maintenance, repairs, preservation or insurance of the Vessel or any part thereof and shall keep, perform and observe all the covenants and promises in these presents expressed or implied to be kept, performed and observed by or on the part of the Mortgagor, then this Mortgage and the estate and rights hereby granted shall cease, determine and be void; otherwise to remain in full force and effect.

The Mortgagor hereby covenants and agrees that the Vessel and all replacements hereafter made in or to the same is to be held by the Mortgagee subject to the further covenants, conditions and uses hereinafter set forth as follows:

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ARTICLE I

REPRESENTATIONS, WARRANTIES
AND COVENANTS OF MORTGAGOR

THE MORTGAGOR HEREBY COVENANTS AND AGREES THAT:

Section 1.1   Citizenship; Title.  Mortgagor is and shall continue to be a citizen of the United States as defined in Section 2 of the Shipping Act of 1916, as amended, entitled to own and operate the Vessel under its Certificate of Documentation, which Mortgagor shall maintain in full force and effect, and is duly qualified to engage in the coastwise trade.  The Mortgagor lawfully owns and is lawfully possessed of the Vessel, and covenants and warrants that the same is free from any mortgage, security interest, Lien, charge or encumbrance whatsoever other than Permitted Liens, and that the Mortgagor will warrant and defend the title and possession thereto and every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 1.2   U.S. Code, Tit. 46, Ch. 313.  The Mortgagor will, at its expense and at no cost to the Mortgagee, comply with and satisfy all the provisions of the U.S. Code, Tit. 46, Ch. 313, as amended, in order to establish, record and maintain this Mortgage as a First Preferred Ship Mortgage thereunder upon the Vessel, and will do all such other acts and execute all such instruments, deeds, conveyances, mortgages and assurances as the Mortgagee shall reasonably require in order to subject the Vessel to the lien of this Mortgage as aforesaid.

Section 1.3   Liens.  Neither the Mortgagor, any charterer, the master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hires, any Lien, security interest, encumbrances or charge whatsoever other than Permitted Liens.  Mortgagor agrees to hold a certified copy of this Mortgage in safekeeping with the Vessel’s papers with the Vessel’s Certificate of Documentation and at the principal office of Mortgagor and on demand to exhibit the same to any person having business with such Vessel, or to any representative of Mortgagee.  Mortgagor shall also place and cause to be displayed in a prominent place and in a durable manner with the Vessel’s Certificate of Documentation a notice printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

NOTICE OF MORTGAGE

This vessel is owned by K-Sea Operating Partnership L.P. and is covered by a First Preferred Ship Mortgage under Chapter 313 of Title 46 of the United States Code, as amended, in favor of Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation, as Mortgagee.  Under the terms of said Mortgage, neither the owner of this Vessel, nor anyone on the owner’s behalf, nor the master of this Vessel has any right, power or authority to create, incur or permit to be imposed upon the Vessel any liens, maritime or otherwise other than liens for wages of the crew or the master of

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this Vessel arising from the current voyage, for wages of stevedores when employed directly by the Vessel, or for general average or salvage.

Such notice shall be amended at the sole cost and expense of Mortgagor, upon request of Mortgagee, to reflect the identity of any successor Mortgagee.

Section 1.4   Removal of Liens.  The Mortgagor will not suffer to be continued any Lien, encumbrance or charge on the Vessel other than this Mortgage and Permitted Liens, and in due course and in any event within thirty (30) days after the same shall become due and payable, will pay or caused to be discharged or make adequate provisions for the satisfaction or discharge of all claims or demands secured by any Lien, charge or encumbrance (including Permitted Liens) on the Vessel and will cause such Vessel to be released or discharged from any such Lien, encumbrance or charge thereon.  After an Event of Default shall have occurred and be continuing, the Mortgagee may elect to take such actions as it reasonably deems necessary to pay or cause to be paid, discharge, settle, compromise or satisfy any such Liens, claims, or encumbrances.

Section 1.5   Libel or Attachment.  If a libel shall be filed against the Vessel, or if the Vessel shall be levied upon or taken into custody, or detained by any proceeding in any court or tribunal, the Mortgagor will within fifteen (15) days thereafter cause such Vessel to be released, and any Lien thereon, other than this Mortgage, to be discharged.  In the event a libel is filed against the Vessel, or in the event the Vessel is levied upon or taken into custody or detained by any authority whatsoever, the Mortgagor shall notify the Mortgagee forthwith by facsimile or telegram, confirmed by overnight letter as provided in the Loan Agreement.

Section 1.6   Maintenance of Vessel.  At all times, at the Mortgagor’s own cost and expense, the Mortgagor will maintain and preserve the Vessel in as good condition, working order and repair as on the date of this Mortgage, so that the Vessel shall be tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in good order and operating condition, ordinary wear and tear excepted.  The Mortgagor will comply with and cause the Vessel to comply with all applicable United States Coast Guard regulations.  The Mortgagor shall cause the Vessel to be drydocked, cleaned and painted whenever required by good commercial marine maintenance practice and the requirements of any insurance policy or entries respecting the Vessel.  All maintenance and repairs will be made in a good and workmanlike manner by persons of appropriate skill and experience whose work will not adversely affect the service life or marketability of the Vessel.  All repairs, parts, mechanisms, devices, replacements, improvements, changes, additions and alterations to the Vessel shall immediately and without further act, become part of such Vessel and subject to this Mortgage.  The Mortgagor shall promptly furnish to the Mortgagee copies of each damage survey with respect to damage to the Vessel where the survey does not specifically quantify the cost of total damages or where the survey states total damage in excess of $500,000.00.  Mortgagor shall afford Mortgagee or their authorized representatives reasonable access to the Vessel for the purpose of inspecting the same, her cargoes and ship’s papers.

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Section 1.7   Changes in Vessel.  The Mortgagor will not make, or permit to be made, any material change in the structure or type of the Vessel or in its rig, unless it shall have received the prior written consent thereto of the Mortgagee.

Section 1.8   Governmental Assessments.  The Mortgagor will pay and discharge when due and payable from time to time all taxes, assessments, governmental charges, fines and penalties imposed on the Vessel except those being contested in good faith by the Mortgagor and for which adequate reserves have been made.

Section 1.9   Reimbursement.  The Mortgagor will reimburse the Mortgagee promptly for any and all expenditures which the Mortgagee may elect to make from time to time to protect the security granted hereunder (in the event of the Mortgagor’s failure to do so), including payment of taxes, repairs, insurance premiums, the discharge of any lien, libel or seizure of the Vessel, and expenses, including reasonable attorney’s fees, incurred by the Mortgagee in retaking or selling the Vessel; and any such payment made by the Mortgagee shall be for the account of the Mortgagor, and the making thereof by the Mortgagee shall not cure the Mortgagor’s Default in that regard nor constitute a waiver of any right or remedy granted to the Mortgagee hereunder, and all sums so expended by the Mortgagee or any liability incurred by them shall be deemed to be an indebtedness of the Mortgagor and secured by this Mortgage, and until paid shall bear interest at the Default Rate.

Section 1.10   Sale or Other Disposition of Vessel.

(a)  The Mortgagor will not sell, mortgage, nor transfer the title to the Vessel without the written consent of the Mortgagee first having been obtained, except where accompanied by a simultaneous prepayment of the Obligations made in accordance with §2.3(b) of the Loan Agreement.  Any such sale, mortgage, or transfer, or any charter of the Vessel shall be subject to the provisions of this Mortgage and to the lien it creates.  The Mortgagor will not charter the Vessel to, or permit any Vessel to serve under any contract of affreightment with, a person included within the definition of designated foreign country or a national of a designated foreign country in the foreign Assets Control Regulations or Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Chapter V, as amended, within the meaning of said regulations or of any regulation, interpretation or ruling issued thereunder.

(b)  Mortgagor shall not enter into any bareboat or demise charter respecting the Vessel with any entity without (i) obtaining the prior written consent of the Mortgagee, which consent shall not be withheld unreasonably, (ii) providing Mortgagee a copy thereof and (iii) without first obtaining the written agreement of such charterer in each case to the collateral assignment by Mortgagor to Mortgagee of a first priority lien and security interest in the charter hire and earnings of such charter, such consent to be in form reasonably acceptable to Mortgagee.  Mortgagor undertakes and covenants that any such charter shall contain a provision prohibiting the charterer and any other persons from incurring or acquiring any lien on any Vessel.

Section 1.11   Insurance.

(a)  Hull and Machinery Insurance. At the Mortgagor’s own expense, so long as the Obligations remain in any part outstanding, the Mortgagor shall maintain or cause to be

5

maintained insurance with financially sound and reputable underwriters and through responsible brokers, all in good standing and satisfactory to the Mortgagee, fully and adequately protecting the Vessel and the Mortgagee’s interest therein in at least such amounts and against such risks as are usually insured against in the same general area as that in which the Mortgagor is located and by companies engaged in the same or similar businesses, and in any case, in such amounts as the Lender shall require, against all marine perils and disasters and all hazards, risks and liabilities in any wise arising out of the ownership, operation or maintenance of said Vessel, including insurance as follows:

(i)                                     Hull and machinery insurance and if necessary to satisfy the proviso of this subparagraph, policies of increased value insurance, and war risk hull and machinery insurance on an agreed value basis on the Vessel against loss, damage, fire and covering confiscation, expropriation, nationalization, and seizure (if operating outside U.S. or Canadian coastal waters) and covering such other perils and in such amounts as are maintained on vessels engaged in the same or a similar business under blanket fleet policies with respect to vessels of like size, character and marine activity; provided, however, that, in no event shall the amount of such insurance, subject to such deductible, if any, as permitted by Mortgagee, at any time be less than the full commercial value of the Vessel.

(ii)                                  In the event of (A) the actual or constructive loss of the Vessel, (B) any event referred to in Section 1.12 hereof with respect to the Vessel, or (C) any casualty, accident or damage to the Vessel in excess of $500,000.00, the Mortgagor will give written notice thereof (containing full particulars), within three business days of the occurrence thereof, to the Mortgagee.

(b)  Protection and Indemnity Insurance.  Protection and indemnity insurance maintained with financially sound and reputable insurers or protection and indemnity associations and policies of protection and indemnity war risk insurance protecting the interests of Mortgagor, and Mortgagee, against liability for property damage to third persons (including liability to any governmental authority or other person with respect to pollution liability) and personal injury or death to any person arising out of the maintenance, use, operation and ownership of the Vessel, cargo damage or loss, contractual liability and wreck removal, tower’s liability, crew liability, collision liability and pollution liability in such amounts as are usually carried by persons engaged in the same or similar businesses; provided, however, that in no event shall the amount of such insurance per person and per occurrence (subject to such deductible, reasonably acceptable to the Mortgagee) be less than the customary amount of cover available on the market from time to time with respect to vessels of the same type, age and trade as the Vessel.  Such liability insurance shall name each of the Mortgagor, Mortgagee, and other interested persons as insureds (or in the case of the Mortgagee as co-insureds), as their respective interests may appear, but the proceeds of such policies shall be payable to the Person actually suffering the loss in respect of which such proceeds are payable; provided, however, that if Mortgagee shall have first notified the underwriters or brokers that a Mortgage Event of Default hereunder has occurred then all such proceeds otherwise payable to the Mortgagor shall be thereafter payable to Mortgagee for distribution to itself and others as their interests may appear as hereinafter set forth.

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(c)  Deductibles. Unless a Mortgage Event of Default hereunder shall have occurred, or is continuing hereunder, Mortgagee consents to (a) a deductible of $250,000.00 for Hull and Machinery or Protection and Indemnity coverages, not to exceed $250,000.00 for any single occurrence, subject also to (b) a $1,000,000.00 annual aggregate fleet deductible for all of Mortgagor’s vessels applied on a fleet wide basis.

(d)  Port Risk Insurance. Mortgagor shall maintain or cause to be maintained when and while the Vessel is laid up, and in lieu of the aforesaid navigating hull insurance referred to in Section 1.11(a)(i) of this section, port risk insurance under forms of port risk policies approved by the Mortgagee.

(e)  Employers Liability Insurance.  Mortgagor shall maintain or cause to be maintained employers liability insurance, including workmen’s compensation for any state in or from which the Vessel shall operate and also coverage under the Longshore and Harbor Workers’ Compensation Act, the Jones Act, and for such other rights of seamen as may give rise to employers’ liability.

(f)  Pollution Insurance. Mortgagor shall maintain or cause to be maintained pollution insurance in amounts adequate to obtain and maintain Federal Certificates of Financial Responsibility for Pollution Liability, and such additional coverage for the Vessel in respect of pollution liability as from time to time may be required by law now or hereafter in effect or customary among owners of similar vessels engaged in trade in the United States.

(g)  Continuation of Insurance Coverages.

(i)                                     The Mortgagor expressly covenants and agrees to keep the policies renewed from time to time, to keep the same valid at all times for the amounts aforesaid, and to keep the premiums thereon fully paid at all times.  The Mortgagor shall not do any act nor voluntarily suffer or permit any act to be done whereby insurance is or may be suspended, impaired or defeated, and shall not suffer nor permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policy or policies of insurance in effect, unless and until the Mortgagor shall first cover the Vessel to the amount herein provided for by insurance satisfactory to the Mortgagee for such voyage or for the carriage of such cargo.

(ii)                                  In the event the Mortgagor fails to procure any of the insurance hereinabove mentioned, or fails to perform any of the covenants and agreements contained herein, the Mortgagee may, but shall be under no duty to, procure such insurance or coverage as Mortgagee may reasonably deem advisable in the premises.  The Mortgagor shall reimburse the Mortgagee on demand, with interest at the Default Rate for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in providing protection in respect of insurance.  Such obligation of the Mortgagor to reimburse the Mortgagee, together with interest as provided above, shall be an additional indebtedness due from the Mortgagor, secured by this Mortgage, and shall be payable by the Mortgagor on demand.  The Mortgagee, though privileged so to do, shall be under

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no obligation to the Mortgagor or to any other person to make any such expenditures, nor shall the making thereof relieve the Mortgagor of any Default in that respect.

(h)  Mortgagee as Additional Insured and Loss Payee. All insurance policies covering the Vessel shall provide, during any period which the Mortgagee holds a mortgage on the Vessel, that the Mortgagee shall be an additional assured (co-insured in respect of liability insurance) and loss payee, as applicable, under to the insurances required by this Section 1.11.

(i)  Insurance Proceeds, Partial Loss.  The proceeds of any such insurance recoveries shall be applied in the event that insurance becomes payable under said policies on account of an accident, occurrence or event not resulting in an actual or constructive total loss or agreed or compromised total loss of the Vessel, (i) all amounts up to $500,000.00 may be paid to Mortgagor for the purpose of repairing any damage which may have resulted from the accident, occurrence or event so long as no Mortgage Event of Default has occurred, or (ii) with respect to amounts of $500,000.00 or greater or with respect to any amount if a Mortgage Event of Default has occurred, the Mortgagee may, in its discretion, if a written request therefor shall have been made by the Mortgagor, apply the proceeds of insurance to pay for repairs, liabilities, salvage or other charges and expenses (including labor charges due or paid by the Mortgagor), covered by the policies, or to the extent that the Mortgagor shall have repaired the damage and paid the cost thereof or discharged or paid such liabilities, salvage claims or other charges and expenses (such fact having been certified to in a certificate of an officer of the Mortgagor (an “Officer’s Certificate”) delivered to the Mortgagee, accompanied by written confirmation by the underwriter, a surveyor, an adjuster or a marine insurance broker), apply the proceeds of insurance to reimburse, or consent that the underwriters reimburse, the Mortgagor therefor, and (after all known damage with respect to the particular loss shall have been repaired, except to the extent the Mortgagor and the Mortgagee agree that said repair is inadvisable and all known costs, liabilities, salvage claims, charges and expenses covered by the policies with respect to such loss shall have been discharged or paid, such fact having been certified to by an Officer’s Certificate delivered to the Mortgagee, accompanied by a written confirmation by the underwriter, a surveyor, an adjuster or a marine insurance broker), pay, or consent that the underwriters pay, any balance of the proceeds of insurance to the Mortgagee for application to the Obligations as provided in §2.3(b) of the Loan Agreement, and the excess, if any, paid to the Mortgagor.

(j)  Constructive Total Loss.  In the event of an accident, occurrence or event resulting in a constructive total loss of the Vessel, the Mortgagor shall have the right to claim a constructive total loss of such Vessel and if both (i) such claim is accepted by all underwriters under all policies then in force as to such Vessel under which payment is due for total loss and (ii) payment in full is made in cash under such policies and applied to repay all outstanding Obligations in accordance with Section 2.3(b) of the Loan Agreement, then the Mortgagor shall have the right at its election, to abandon such Vessel to the underwriters under such policies, free from the lien of this Mortgage.

(k)  Agreed or Compromised Total Loss.  In the event of an accident, occurrence or event of damage to the Vessel, the Mortgagor with consent of the Mortgagee, which shall not be withheld unreasonably, shall have the right in its discretion to enter into an agreement or compromise with underwriters providing for an agreed or compromised total loss of such Vessel.

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(l)  Carriers; Approvals.  All insurance required under this Section shall be placed and kept with American, British, or other insurance companies, underwriters’ associations, clubs or underwriting funds approved by the Mortgagee.  Any approval of a policy under this Section 1.11 shall be effective until the end of the policy period or until thirty (30) days after the Mortgagee shall notify the Mortgagor of a desired change (consistent with the terms hereof except as set forth in the next following sentence) in the form and/or amount thereof, whichever shall first occur.  Notwithstanding the foregoing, Mortgagee may require changes on shorter notice if such changes are necessary or desirable to comply with requirements of or insure against liabilities created or increased by any change, modification, amendment in the law (including judicial or administrative decisions), regulations, rules, policies or practices of the United States government or the government of any state, territory, or possession thereof or of any other place where the Vessel may be operating or whose laws may apply.

(m)  Additional Provisions.  All insurance required under this Section 1.11 shall, unless otherwise first agreed in writing by the Mortgagee, provide that (i) there shall be no recourse against the Mortgagee for the payment of premiums, supplemental or back calls or commissions, (ii) at least thirty (30) days’ (fourteen days with respect to matters covered in the protection and indemnity coverage and seven (7) days in the case of war risk) prior written notice of any cancellation, reduction in amount or change in coverage or other material change of such insurance shall be given to the Lender by the insurance underwriters, (iii) no insurance shall be excess over other coverage but shall be primary insurance and shall not require any contribution from any excess insurance on the Vessel which may be carried by Mortgagee without interferring with the Mortgagor’s insurance coverage, and (iv) the insurers agree to advise Mortgagee promptly in writing of any default in the payment of any premium and of any other act or omission of which such insurer has knowledge which might invalidate or render unenforceable, in whole or in part, any such policy.  The policies shall provide for severability of interest as through separate policies were issued to each additional insured except with respect to the limits of liability.

(n)  Reports.  Prior to the date hereof and upon renewal or replacement of each policy or entry thereafter, Mortgagor shall furnish to the Mortgagee a report by a nationally recognized first-class marine insurance broker acceptable to the Mortgagee, describing in reasonable detail the insurance then carried and maintained on and with respect to the Vessel and certifying that such insurance complies with the terms hereof.  Mortgagor shall obtain for the benefit of Mortgagee the undertaking of Mortgagor’s insurance agent or broker to promptly advise the Mortgagee in writing of any act or omission of which such agent or broker has knowledge which might invalidate or render unenforceable, in whole or in part, any such policy.

Section 1.12   Requisition.

(a)  Title.  In the event that the title or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to have attached to the claim for compensation and the Mortgagor agrees that it will turn over to the Mortgagee, immediately upon receipt, the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership and all of the foregoing shall be payable to the Mortgagee, who shall be entitled to receive the same and shall apply it as provided

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in Section 2.3(b) of the Loan Agreement.  In the event of any such requisition, purchase or taking, the Mortgagor shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any as in the reasonable opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.

(b)  Requisition of Use.  In the event that any government of any country or any department, agency or representative thereof shall not take over the title or ownership of the Vessel but shall requisition, charter or in any manner take over the use of such Vessel pursuant to any present or future law, proclamation, decree, order or otherwise and shall, as a result of such requisitioning, chartering or taking of the use of the Vessel, pay or become liable to pay sums by reason of the loss of or injury to or depreciation of the Vessel, and, if a Mortgage Event of Default shall have occurred and be continuing, any such sum is hereby made payable to the Mortgagee, who shall be entitled to receive the same and shall apply it as provided in the Loan Agreement.  In the event of any such requisitioning, chartering or taking of the use of the Vessel, the Mortgagor shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the reasonable opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such claims arising out of the requisitioning, chartering or taking of the use of the Vessel as provided hereinabove.

ARTICLE II

DEFAULT; REMEDIES UPON DEFAULT

Section 2.1   Mortgage Events of Default. Mortgagor shall be in default hereunder upon the happening of any one or all of the following events or conditions (each a “Mortgage Event of Default”):

(a)  An Event of Default (as defined in the Loan Agreement); or

(b)  Failure by the Mortgagor to observe or perform any covenant or agreement contained in Sections 1.1, 1.2, 1.7, 1.10(a) or 1.11(a) through (f)(inclusive);

(c)  Failure by the Mortgagor to observe or perform any covenant or agreement in this Mortgage (other than those referred to in the foregoing paragraph (b) and such failure shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Mortgagor by the Mortgagee);

(d)  The breach in any material respect of any warranty, or the falsity of any material representation or statement made or furnished to the Mortgagee by or on behalf of the Mortgagor; or

(e)  If Mortgagor or any charterer shall abandon the Vessel or the remove or attempt to remove the Vessel beyond the limits of the United States except on a voyage with the intention of returning to the United States; or

(f)  Dissolution of the Mortgagor.

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Section 2.2   Remedies.  Upon the occurrence of a Mortgage Event of Default the Mortgagee may pursue any or all of the following remedies:

(a)  Demand.  Declare all obligations secured hereby to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived;

(b)  Remedies.  Exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 of Title 46, United States Code, as amended, or other applicable law including the laws of any other applicable jurisdiction;

(c)  Enforcement.  Bring suit at law, in equity or in admiralty, as appropriate, to receive judgment for any and all amounts due hereunder, and collect the same out of any and all property of the Mortgagor whether covered by this Mortgage or otherwise, or initiate and prosecute such other judicial, extra-judicial, or administrative proceedings as it may consider appropriate to recover any and all sums due, or declared due, on the Note, and all other Obligations due, with the right to enforce payment of said sums against any assets of the Mortgagor, whether they are covered by this Mortgage or otherwise;

(d)  Possession.  Retake the Vessel with or without legal process wherever the same may be found, and the Mortgagor or other person in possession forthwith shall upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel, and, the Mortgagee may hold, lay-up, or (if authorized to do so by the Vessel’s certificate of documentation) lease, charter, operate, or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting for the net profits, if any, arising from such use of the Vessel as set forth in Section 2.3, below; and if at any time the Mortgagee shall avail itself of the right herein given it to retake the Vessel and shall retake it, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Mortgagor without charge, or to dock it at any other place at the cost and expense of the Mortgagor;

(e)  Sale.  Sell the Vessel upon such terms and conditions as it may specify, at public or private sale, by sealed bids or otherwise, on such terms and conditions as the Mortgagee deems best, free of any claim, commitment or encumbrance, regardless of the nature thereof, in favor of the Mortgagor and except as provided by law, in favor of any other person.  If a public sale is to be used, the Mortgagee shall first give advance notice of ten (10) consecutive days published in any newspaper authorized to publish legal notices of that kind in the port of documentation and the places of sale of such Vessel and shall send notice of each such sale at least fourteen (14) days prior to the date fixed for such sale to the Mortgagor pursuant to §14 of the Loan Agreement.  In the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required nor notice of adjournment of sale.  Sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and, without further notice or publication, the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee deems, and the Mortgagee may become the purchaser at any public sale, and shall have the right to credit on the purchase price any and all sums of money due to the

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Mortgagee under the Note and the Loan Agreement, or otherwise due to the Mortgagee hereunder or under the Loan Agreement or any other Loan Document, or under any other instrument evidencing any Obligations.

(f)  Finality of Sale.  A sale of the Vessel made pursuant to this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given or whether any Default has occurred, or as to the propriety of the sale, or as to application of the proceeds thereof.  In case of any such sale, any purchaser who is the holder of this Mortgage shall be entitled, for the purpose of making settlement or payment for the Vessel, to apply the balance due under this Mortgage or a part thereof as part or all of the purchase price to the extent of the amount remaining due and unpaid.  At any such sale, the holder of this Mortgage may bid for and purchase the Vessel and upon compliance with the terms of sale may hold, retain and dispose of the Vessel without further accountability.

(g)  Appointment of Attorney.  The Mortgagor does hereby irrevocably appoint the Mortgagee the true and lawful attorney of the Mortgagor, in Mortgagor’s name and stead to make all necessary transfers of the Vessel and to execute all necessary instruments of assignment and transfer, the Mortgagor hereby ratifying and confirming all that said attorney shall lawfully do by virtue hereof.  Nevertheless, the Mortgagor shall, if so requested by the Mortgagee, ratify and confirm such sale by executing and delivering to the purchaser of the Vessel such proper bill of sale, conveyance, instrument of transfer and releases as may be designated in such request.

(h)  Coastwise Qualification.  Notwithstanding anything to the contrary contained in this Section 2.2, the Mortgagee shall not exercise any of the remedies set forth above in this Section 2.2 or any other remedies available under applicable law if the exercise of such remedies shall invalidate the qualification of the Vessel to operate in the United States coastwise trade.

Section 2.3   Disposition of Proceeds of Sale.  After an Event of Default shall have occurred and be continuing, the proceeds of any sale of the Vessel (after paying or deducting in the case of sale under any judicial proceedings the fees, costs and other charges therein), and the net earnings from any management, charter or other use of the Vessel by Mortgagee under any of the powers above specified, and the proceeds of any claim for damages on account of such Vessel received by the Mortgagee while exercising any such power, and the proceeds of any insurance on the Vessel concerned (subject to the provisions of this agreement) shall be applied by Mortgagee as provided in Section 2.4(b) of the Loan Agreement.

Section 2.4   Powers and Rights of Mortgagee Upon Occurrence of a Mortgage Event of Default.

(a)  Each and every power and remedy herein specifically given to the Mortgagee or otherwise in this Mortgage shall be cumulative and shall be in addition to every other power and remedy herein specifically given or now or hereafter existing at law, in equity, admiralty or by statute, and each and every power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed

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expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy occurring upon any Mortgage Event of Default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be any acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of any installment of the Note maturing after any Mortgage Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Mortgage Event of Default or of any past Mortgage Event of Default not completely cured thereby.

(b)  Revenues and Proceeds of Vessel.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Mortgagor, upon the happening of any Mortgage Event of Default, in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing, the Mortgagor hereby confirming and ratifying the same.

(c)  Additional Rights.  The Mortgagor covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Mortgage granted to and conferred upon the Mortgagee, and including in any suit to enforce any of its rights, powers or remedies, if a Mortgage Event of Default shall have occurred and shall not have been waived by the Mortgagee, the Mortgagee shall be entitled as a matter of right and not as a matter of discretion, but subject to Section 2.2(h) of this Article 2 (i) to the appointment of a receiver or receivers of the Vessel and collection of the freights, hire, earnings, issues, revenues, income and profits due or to become due arising from any operation of the Vessel, and any receiver or receivers so appointed shall have full right and power to use and operate the Vessel, and (ii) to a decree ordering and directing the sale and disposal of the Vessel, and the Mortgagee may become the purchaser at such sale and shall have the right to credit on the purchase price any and all sums of money due under the Note or otherwise due to the Mortgagee pursuant to the terms of the Loan Agreement or under any other instrument evidencing any Obligations.  The Mortgagee shall not be required to have the Vessel marshaled (upon any sale of the Vessel pursuant to this Mortgage or otherwise) or be required to realize on any other collateral prior to realization on the Vessel.

ARTICLE III

GENERAL POWERS OF MORTGAGEES

Section 3.1   Arrest or Detention of Vessel.  In the event that an Event of Default shall have occurred hereunder and the Vessel shall be arrested or detained by a Marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world

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or by any government or other Person, the Mortgagor does hereby authorize and empower the Mortgagee, from the date of arrest or detention, in the name of the Mortgagor, or its successors or assigns, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Mortgagor, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by their appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation.

Section 3.2   Appearance.  In the event an Event of Default shall have occurred hereunder, the Mortgagor also authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors or assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against such Vessel from which such Vessel has not been released and to take such proceedings as to them may seem proper towards the defense of such suit and the discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

ARTICLE IV

INDEMNITY

The Mortgagor assumes liability for, and agrees to indemnify and hold the Mortgagee harmless from, all claims, costs, expenses (including reasonable legal fees and expenses), damages and liabilities arising from or pertaining to this Mortgage or the ownership, use, possession or operation of the Vessel; provided that the Mortgagor shall have no obligation for indemnified liabilities arising from the gross negligence or willful misconduct of Mortgagee or arising from the acts or omissions of the Mortgagee as mortgagee-in-possession.  The agreements and indemnities contained in this Article shall survive the maturity or earlier discharge of this Mortgage and payment in full of the Note.

ARTICLE V

MORTGAGOR’S USE AND POSSESSION

Until some one or more of the Mortgage Events of Default hereinbefore described shall happen, the Mortgagor shall be suffered and permitted to retain exclusive actual possession and use of the Vessel.

ARTICLE VI

MISCELLANEOUS

Section 6.1   Counterparts.  This Mortgage may be executed simultaneously in any number of counterparts and all such counterparts executed and delivered each as an original shall

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constitute but one and the same instrument.  The invalidity of any provision of this Mortgage shall not affect the remainder, which shall in such event be construed as if the invalid provisions had not been inserted.

Section 6.2   Binding Effect.  All the covenants, promises, stipulations and agreements of the Mortgagor in this Mortgage shall bind the Mortgagor and its successors and shall inure to the benefit of the Mortgagee and its assigns, whether so expressed or not.  All of the covenants, promises, stipulations and agreements of the Mortgagee, if any, shall bind the Mortgagee and its assigns, whether so expressed or not.

Section 6.3   No Waiver of Preferred Status.  Nothing in this Mortgage shall be construed as a waiver of the preferred status of this Mortgage by the Mortgagee.  In the event that any provision of this mortgage would, as a matter of law, operate to waive the preferred status thereof, such provision shall be deemed eliminated therefrom, the same for all intents and purposes as though such provision had never been inserted herein.

Section 6.4   Nature of Agreements Hereunder.  The agreements, terms, conditions, rights, remedies and indemnities provided herein are in addition to, not in limitation of, and shall not be limited by, each of the agreements, terms, conditions, rights, remedies and indemnities contained in the Loan Agreement.

Section 6.5   Citizenship.  Notwithstanding any other language in this Mortgage to the contrary, the Mortgagee shall not take any action in violation of Section 9 of the Shipping Act, 1916, as amended by Public Law 100-710 (46 U.S.C. Chapter 313).  To the extent any provision of this Mortgage contravenes Section 9 of the Shipping Act, 1916, such provision may be deemed void without affecting the validity and enforceability of the other provisions of this Mortgage.

Section 6.6   Construction.  Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction to the extent permitted by law, Mortgagor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.  To the extent that this Mortgage is not governed by the federal maritime law and federal statutes and regulations, this Mortgage shall be construed in accordance with the laws of the State of New York.

Section 6.7   All exhibits attached hereto are by this reference incorporated fully herein.  The term “this Mortgage” shall be considered to include all such exhibits. The rules of interpretation specified in §1.2 of the Loan Agreement shall be applicable to this Mortgage.

Section 6.8   This Mortgage and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of the Mortgagor or the Mortgagee, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

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Section 6.9   Consent to Forum.  The provisions of Section 18 of the Loan Agreement shall apply as though fully set forth herein.

ARTICLE VII

TOTAL AMOUNT OF THIS MORTGAGE

For the purposes of this First Preferred Ship Mortgage and for purposes of recording this First Preferred Ship Mortgage as required by Chapter 313 of United States Code, Title 46, Sec. 922(c)), the total amount is Eighteen Million and No/100 Dollars ($18,000,000.00), interest thereon, prepayment premium, if any, and performance of the Mortgage covenants; and the total discharge amount is the same as the total amount.

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IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the       day of [                ], 2005.

K-SEA OPERATING PARTNERSHIP L.P.

By:	K-Sea OLP GP, LLC, its General Partner

By:
Name: John J. Nicola
Title: Chief Financial Officer

STATE OF NEW YORK
COUNTY OF RICHMOND, ss.

Be it known, that on this       day of                      , 2005, personally appeared John J. Nicola who being duly sworn deposed and said that he is Chief Financial Officer of K-SEA OPERATING PARTNERSHIP L.P., the Limited Partnership which is described in and executed the within instrument at whose order he signed his name and acknowledged the within instrument to be the free act and deed of the said Limited Partnership.

In Witness Whereof, I have hereby set my hand and seal this          day of                      , 2005.

Notary Public
My Commission Expires:

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Exhibit D

ASSIGNMENT AND ACCEPTANCE

                           , 20

Reference is made to the Loan Agreement dated as of [                          ], 2005 (the “Loan Agreement”), among K-Sea Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), and the lenders which are parties thereto (each a “Lender”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

                   (the “Assignor”) and                    (the “Assignee”) agree as follows:

1.                                       The Assignor hereby irrevocably sells, assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a       % interest in and to all the Assignor’s rights and obligations under the Loan Agreement and the other Loan Documents as of the Effective Date (as defined below) with respect to the Loan (including, without limitation, such percentage interest in all unpaid interest with respect to such Loan).

2.                                       The Assignor (i) represents that as of the date hereof, the outstanding principal amount of the Loan (without giving effect to assignments thereof which have not yet become effective) is $              ; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by, through or under the Assignor; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance of any of its obligations under the Loan Agreement, any of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

3.                                       The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 7.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor or any other person which has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and the other Loan Documents; (iv) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Lender; (v) (if an assignment of Assignor’s entire interest in the Loan) agrees to act as successor Registration Agent and to perform the duties of the Registration Agent in accordance with Section 13.6 of the Loan Agreement; (vi) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation to deliver to the Borrower, on or before the Effective Date, the United States Internal Revenue Service forms specified in Section 13.2(c) of the Loan Agreement; and (vii) confirms that the Assignee is an “Eligible Assignee” under the terms of the Loan Agreement.

4.                                       The effective date of this Assignment and Acceptance shall be               , 20     (the “Effective Date”).

5.                                       From and after the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and the other Loan Documents, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

6.                                       The Assignor agrees to give written notice of this Assignment and Acceptance to the Registration Agent, each other Lender and the Borrower, which written notice shall include the address, payment instructions and related information with respect to the Assignee.

7.                                       THIS ASSIGNMENT AND ACCEPTANCE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

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IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered as of the date first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit E

SECURITY AGREEMENT

K-SEA OPERATING PARTNERSHIP L.P.,

as the Borrower

to

CITIZENS ASSET FINANCE, A D/B/A OF
CITIZENS LEASING CORPORATION,

as the Lender

Dated as of June    , 2005

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of  [                             ], 2005 (this “Agreement”) between K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Borrower”), and CITIZENS ASSET FINANCE, A D/B/A OF CITIZENS LEASING CORPORATION (the “Lender”).

(i)                                     Pursuant to the terms and conditions of a Loan Agreement dated as of the date hereof, between the Borrower and the Lender (as the same may be amended, supplemented, or modified from time to time, the “Loan Agreement”), the Lender has, at Borrower’s request, agreed to make loan advances to the Borrower in the aggregate principal amount of up to $17,000,000 (the “Loan”), the entire proceeds of which shall be used by the Borrower to finance the construction of two United States flag vessels, and to finance the acquisition by the Borrower of a third United States flag vessel, which are described on Schedule A hereto (the “Vessels”).  The obligations of the Borrower with respect to the Loan are evidenced by the Loan Agreement and by a term promissory note (the “Note”), to be dated as of the Advance Termination Date (as defined in the Loan Agreement), and are secured by the Security Documents (as defined in the Loan Agreement).

(ii)                                  It is a condition precedent to the obligation of the Lender to make the Loan to the Borrower that, among other things, the Borrower shall have executed and delivered this Agreement to the Lender as additional security for the Obligations.

(iii)                               The Borrower wishes to grant security interests in favor of the Lender as herein provided.

NOW, THEREFORE, in consideration of the foregoing recitals, the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS.  All capitalized terms used herein without definitions shall have the respective meanings provided therefore in the Loan Agreement.  The term “State”, as used herein, means the State of New York.  All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein.  However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

2.                                      GRANT OF SECURITY INTEREST.  (a)  The Borrower hereby grants to the Lender, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Lender all of the Borrower’s rights, title and interest, as collateral security, in and to (i) the Vessels, (ii) amounts due under any and all charter agreements, whether bareboat or demise, time or voyage charters, contracts of affreightment or other contracts for the use or employment of the Vessels, including the transportation of cargo or passengers, (iii) all charter hires, fees, and all other amounts due and payable to the Borrower arising out of the Vessels, (iv) all policies and contracts of insurance (which expression includes all entries of the Vessels in one or more protection and indemnity or risks associations) which are or have been from time to time taken out or entered into by Borrower in respect of the Vessels or their earnings, including, but not limited to insurances on and with respect to all freight, charter hire, and passage monies, remuneration for salvage and towage services, general average contributions, demurrage and detention monies and any other proceeds whatsoever relating to Vessel insurances, whether now, previously, or hereafter effected, and all renewals of or replacements for the same, all claims and returns of premiums and other monies and claims for monies due and to become due under said insurances or in respect of said insurances, and all other rights of the Borrower under or in respect of said insurances, (v) the Vessel Construction Agreement dated February 21, 2005 between the Borrower and Bollinger Marine Fabricators, L.L.C., including any payment or performance bonds or refunds thereunder relating to DBL 28 or DBL 29 and all insurances and other amounts due to Borrower thereunder, (vi) all other property, interests and rights now or at any time hereafter relating to the Vessels, wherever located; in all of the foregoing cases, whether now owned or in existence or hereafter acquired or arising, and all proceeds and products thereof including, but not limited to, (A) whatever is received upon the collection, exchange, sale or other disposition of any Collateral and any property unto which any of the Collateral is converted, whether cash or non-cash proceeds, (B) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Borrower from time to time with respect to the Collateral, (C) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any of the Collateral by any Governmental Authority (or any Person acting under order of governmental authority), and (D) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral (all of the same being hereinafter called the “Collateral”).

(b)                                 the Borrower agrees to give a notice of assignment of insurances in the form attached hereto as Exhibit A and that insurance loss payable clauses shall be in the form of Exhibit B.

3.                                      AUTHORIZATION TO FILE FINANCING STATEMENTS.  The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect relating to the Vessels, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower.  The Borrower agrees to furnish any such information to the Lender promptly upon request.

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3.1                               OTHER ACTIONS.   The Borrower further agrees to take any action reasonably requested by the Lender to ensure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrower’s signature thereon is required therefor, (b) causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor, charterer, lessee or other person obligated respecting the Collateral, and (e) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

4.                                      RELATION TO OTHER SECURITY DOCUMENTS.  The provisions of this Agreement supplement the provisions of the Ship Mortgage(s) and the Assignment of Project Documents granted, and to be granted, by the Borrower to the Lender and securing the payment or performance of any of the Obligations. Nothing contained in any Ship Mortgage or the Assignment of Project Documents shall derogate from any of the rights or remedies of the Lender hereunder.

5.                                      REPRESENTATIONS AND WARRANTIES CONCERNING BORROWER’S LEGAL STATUS.  The Borrower has previously delivered to the Lender a certificate signed by the Borrower and entitled “Perfection Certificate” (the “Perfection Certificate”).  The Borrower represents and warrants to the Lender as follows: (a) the Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Borrower’s organizational identification number or accurately states that the Borrower has none, (d) the Perfection Certificate accurately sets forth the Borrower’s place of business or, if more than one, its chief executive office as well as the Borrower’s mailing address if different and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete.

6.                                      COVENANTS CONCERNING BORROWER’S LEGAL STATUS.  The Borrower covenants with the Lender as follows: (a) without providing at least 30 days prior written notice to the Lender, the Borrower will not change its name; its place of business or, if more than one, its chief executive office; or its mailing address or organizational identification number if it has one, (b) if the Borrower does not have an organizational identification number and later obtains one, the Borrower shall forthwith notify the Lender of such organizational identification number,

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and (c) the Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

7.                                      REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL, ETC.  The Borrower warrants to the Lender all representations and warranties in §3 of the Loan Agreement as if all such representations and warranties were set out in full herein.  The Borrower further represents and warrants to the Lender as follows: (a) the Borrower has good and marketable title to all items of the Collateral (but only as of the date hereof, to the extent it has “rights in the Collateral” as such term is used in the UCC) pledged by it, free and clear of any Liens, except Permitted Liens, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in § 9-102(a)(34) of the Uniform Commercial Code of the State and (c) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete.

8.                                      COVENANTS CONCERNING COLLATERAL, ETC.  The Borrower further covenants with the Lender as follows: (a) except for the security interest herein granted and Permitted Liens and except as may be specifically set forth in any insurances or entries of a Vessel in a protection and indemnity association, (x) the Borrower shall be the owner of the Collateral respecting DBL 78 free from any lien, security interest or other encumbrance and (y) upon the respective delivery dates of each of DBL 28 and DBH 29 to the Borrower by the builder thereof, the Borrower shall be owner of the Collateral respecting DBL 28 and DBH 29 respectively free from any lien, security interest or other encumbrance, in each case, and the Borrower shall warrant and defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Lender, and shall, at its expense, cause such claim to be waived in writing or otherwise eliminated to the Lender’s satisfaction within 30 days after such claim shall become due and payable (except with respect to DBL 28 and DBL 29 prior to delivery thereof from the Builder to the Borrower), (c) the Borrower shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Lender except for Permitted Liens (except with respect to DBL 28 and DBL 29 prior to delivery thereof from the Builder to the Borrower), (d) the Borrower will keep the Collateral in good order and repair (except with respect to DBL 28 and DBL 29 prior to delivery thereof from the Builder to the Borrower) and will not use the same in violation of law or any policy of insurance thereon, (e) the Borrower will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral incurred in connection with this Agreement, and (f) upon Lender’s request, Borrower will give the Lender notice and copies of all other leases, charters or other agreements in the nature thereof entered into from time to time with respect to the Vessels and having a term of six (6) months or longer.

9.                                      INSURANCE.

The Borrower will maintain insurance in accordance with the terms of the Ship Mortgages covering DBL 78 and, upon delivery respectively of DBL 28 and DBL 29, in accordance with those respective Ship Mortgages.

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10.                               COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

10.1                        EXPENSES INCURRED BY LENDER.  After the occurrence of an Event of Default, the Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto, maintain the Collateral and pay any necessary filing fees or, if the debtor fails to do so, insurance premiums.  The Borrower agrees to reimburse the Lender on demand for any and all expenditures so made.  The Lender shall have no obligation to the Borrower to make any such expenditures, nor shall the making thereof relieve the Borrower of any default.

10.2                        LENDER’S OBLIGATIONS AND DUTIES.  Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Borrower thereunder.  The Lender shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor shall the Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times.  The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under § 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

11.                               NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL.  If an Event of Default shall have occurred and be continuing, the Borrower shall, at the request of the Lender, notify account debtors, charterers, and other persons obligated respecting any of the Collateral of the Lender in any account, charter, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Lender or to any financial institution designated by the Lender as the Lender’s agent therefor, and the Lender may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Borrower, so notify account debtors and other persons obligated on Collateral.  After the making of such a request or the giving of any such notification, the Borrower shall hold any proceeds of collection of accounts, charters, chattel paper, general intangibles, instruments and other Collateral received by the Borrower as trustee for the Lender without commingling the same with other funds of the Borrower and shall turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments.  The Lender shall apply the proceeds of collection of accounts, charters, chattel paper, general intangibles, instruments and other Collateral received by the Lender to the Obligations, pursuant to § 2.4(b) of the Loan Agreement, such proceeds to be

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immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

12.                               POWER OF ATTORNEY.

12.1                        APPOINTMENT AND POWERS OF LENDER.  The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower or in the Lender’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

(a)                                  upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and any other applicable law, and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do at the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary or advisable to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do, including, without limitation, the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)                                 to the extent that the Borrower’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Borrower’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute in the Borrower’s name such financing statements and amendments thereto and continuation statements which may require the Borrower’s signature.

12.2                        RATIFICATION BY BORROWER.  To the extent permitted by law, the Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

12.3                        NO DUTY ON LENDER.  The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for the Lender’s own gross negligence or willful misconduct.

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13.                               REMEDIES.  If an Event of Default shall have occurred and be continuing, the Lender may, without notice to or demand upon the Borrower, declare this Agreement to be in default, and, in accordance with applicable law, the Lender shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or of any jurisdiction in which the Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Borrower can give authority therefore, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  The Lender may in its discretion require the Borrower to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Borrower’s principal office(s) or at such other locations as the Lender may reasonably designate.  Unless the Collateral are perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give to the Borrower at least ten (10) Business Days prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Borrower hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice.  In addition, the Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.  Notwithstanding anything contained hereinto the contrary, the Lender agrees not to exercise any remedies hereunder in such a way as to disqualify the Vessels from the United States coastwise trade.

14.                               STANDARDS FOR EXERCISING REMEDIES.  To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, or (k) to the extent deemed appropriate by the Lender, to obtain the services of brokers, investment

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bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral.  The Borrower acknowledges that the purpose of this §14 is to provide nonexhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this §14.  Without limitation upon the foregoing, nothing contained in this §14 shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §14.

15.                               NO WAIVER BY LENDER, ETC.  The Lender shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Lender.  No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.  All rights and remedies of the Lender with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.

16.                               SURETYSHIP WAIVERS BY BORROWER.  The Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable.  The Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §10.  The Borrower further waives any and all other suretyship defenses.

17.                               MARSHALLING.  The Lender shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or

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payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

18.                               PROCEEDS OF DISPOSITIONS; EXPENSES.  The Borrower shall pay to the Lender on demand amounts equal to any and all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by § 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Borrower, and the Borrower shall remain liable for any deficiency in the payment of the Obligations.

19.                               OVERDUE AMOUNTS.  Until paid, all amounts due and payable by the Borrower hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at Default Rate pursuant to §2.2(e) of the Loan Agreement.

20.                               GOVERNING LAW.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

21.                               INDEMNIFICATION.  Without limiting any of its indemnification obligation under the other Loan Documents, the Borrower hereby agrees to indemnify and hold the Lender harmless from and against any and all claims, demands, liabilities, losses, causes of action, judgments, costs, and expenses (including reasonable attorneys’ fees, court costs and investigation expenses) to which the Lender may become exposed, or which the Lender may incur, by reason of any act or omission of the Borrower under any charter or other agreement comprising Collateral or by the Lender exercising any of its rights under this Agreement, provided that this indemnity does not extend to liability incurred by the Lender solely through its gross negligence or willful misconduct or acts and omissions as a mortgagee-in-possession.  The provisions of this Section 21 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Obligations, the validity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Lender.

22.                               MISCELLANEOUS.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon the Borrower and its respective

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successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. If at any time there is any inconsistency between the terms of this Agreement and any other Security Document, the terms of such other Security Document shall govern.  The Borrower acknowledges receipt of a copy of this Agreement

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IN WITNESS WHEREOF, intending to be legally bound, the Borrower has caused this Agreement to be duly executed as of the date first above written.

K-SEA OPERATING PARTNERSHIP L.P.

		By:	K-Sea OLP GP, LLC, its General Partner

By:
			Name:	John J. Nicola
			Title:	Chief Financial Officer

Accepted:

CITIZENS ASSET FINANCE, A D/B/A OF CITIZENS LEASING CORPORATION

By:
	Name:	John M. Young
	Title:	Senior Vice President

Schedule A

Barge DBL 28	Hull No. 496

Barge DBL 29	Hull No. 497

Barge DBL 78	Official No. 1102126

PERFECTION CERTIFICATE

(U.C.C. Financing Statements)

The undersigned, the Chief Financial Officer of K-Sea Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), hereby certifies, with reference to a certain Security Agreement dated as of [                          ], 2005 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Borrower and Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation (the “Lender”), to the Lender as follows:

1.                                      NAME.  The exact legal name of the Borrower as that name appears on its Certificate of Formation is as follows:  K-Sea Operating Partnership L.P.

Source:  U.C.C. § 9-503(a).

2.                                      OTHER IDENTIFYING FACTORS.

(a)	The following is the mailing address of the Borrower:	3245 Richmond Terrace
Staten Island, New York
10303-0003

Source:  U.C.C. § 9-516(b)(5)(A).

(b)                                 If different from its mailing address, the Borrower’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State
N/A

Source:  U.C.C. §§ 9-301(1), 9-307; former U.C.C. §§ 9-103(3), (4), 9-401(6).

(c)                                  The following is the type of organization of the Borrower: Limited Partnership

Source:  U.C.C. § 9-516(b)(5)(C).

(d)                                 The following is the jurisdiction of the Borrower’s organization: Delaware

Source:  U.C.C. § 9-516(b)(5)(C).

(e)                                  The following is the Borrower’s state issued organizational identification number [state “None” if the state does not issue such a number]:

Source: U.C.C. § 9-5l6(b)(5)(C).	Del ID: 3698236

3.                                      OTHER NAMES, ETC.

(a)                                  The following is a list of all other names (including trade names or similar appellations) used by the Borrower, or any other business or organization to which the Borrower became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

Source:  U.C.C. § 9-507(c); former U.C.C. § 9-402(7) (second and third sentences).  N/A

(b)                                 Attached hereto as Schedule 3 is the information required in §2 for any other business or organization to which the Borrower became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:     N/A

Source:  U.C.C. § 9-316; former U.C.C. § 9-402(7) (second and third sentences).

4.                                      OTHER CURRENT LOCATIONS.

(a)                                  The following are all other locations in the United States of America in which the Borrower maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address	County	State
Same as Item 2

Source:  U.C.C. § 9-301(2), (3); former U.C.C, § 9-103(3), (4), 9-401(6).

(b)                                 The following are all other places of business of the Borrower in the United States of America:

Address	County	State
N/A

Source:  U.C.C. § 9-301(2), (3); former U.C.C. §§ 9-103(1), 9-401(1) (Third Alternative).

5.                                      PRIOR LOCATIONS.

(a)                                  Set forth below is the information required by § 4(a) or (b) with respect to each location or place of business previously maintained by the Borrower at any time during the past five years in a state in which the Borrower has previously maintained a location or place of business at any time during the past four months:

Address	County	State
N/A

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Source:  Former U.C.C. §§ 9-103(3)(e), 9-401(3).

6.                                      FIXTURES.  Attached hereto as Schedule 6 is the information required by U.C.C. § 9-502(b) or former U.C.C. § 9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

Source:  U.C.C. §§ 9-502(b), 9-516(b)(3)(D); former U.C.C. §§ 9-401(1), 9-402(5).       N/A

7.                                      UNUSUAL TRANSACTIONS.  Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 7 attached hereto, all of the Collateral has been originated by the Borrower in the ordinary course of the Borrower’s business or consists of goods which have been acquired by the Borrower in the ordinary course from a person in the business of selling goods of that kind.          N/A

Source:  U.C.C. §§ 9-102(a)(64), 9-203(f), 9-301(2), 9-315(a), 9-316; former U.C.C. §§ 1-201(9), 9-306(2), 9-402(7) (third sentence); see also former U.C.C. § 9-301(l)(c).

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IN WITNESS WHEREOF, the undersigned has signed this Certificate on [                      ], 2005.

K-SEA OPERATING PARTNERSHIP L.P.

By:	K-SEA OLP GP, LLC its General Partner

By:
		Name:	John J. Nicola
		Title:	Chief Financial Officer

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Exhibit A

Notice of Assignment of Insurance

The undersigned, K-SEA OPERATING PARTNERSHIP L.P., the Owner of the United States flag Vessel [                            ], Official Number [                             ], hereby gives you notice that by a Security Agreement dated as of [                             ], 2005 (the “Assignment”), entered into by us with Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation (hereinafter called the “Assignee”), there has been assigned by us to the Assignee as Mortgagee all insurances effected and to be effected in respect thereof including the insurances constituted by the policy whereon this Notice is endorsed.  The undersigned requests that this Notice of Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:  [                         ], 2005

K-SEA OPERATING PARTNERSHIP L.P., by its general partner K-Sea OLP GP, LLC, as Owner

By:
Name: John J. Nicola
Title: Chief Financial Officer

Exhibit B

LOSS PAYABLE CLAUSES

Hull and Machinery

Loss, if any, payable to Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation (the “Mortgagee”), for distribution by the Mortgagee first to itself and then to K-Sea Operating Partnership L.P., a Delaware limited partnership, as owner (the “Owner”), as their respective interests may appear, or order, except that, unless Underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessels or liability of the Vessels, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the Underwriters may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a loss in excess of U.S. $250,000 or its equivalent, the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss of the Vessel or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the applicable ship Mortgage.

Protection and Indemnity

Loss, if any, payable to Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation (the “Mortgagee”), for distribution by the Mortgagee first to itself and then to K-Sea Operating Partnership L.P., a Delaware limited partnership, as owner (the “Owner”), as their respective interests may appear, or order, except that, unless and until the Underwriters have been otherwise instructed by notice in writing from the Mortgagee, any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance, provided the Underwriters shall have first received evidence that the liability insured against has been discharged.

Exhibit F

K-SEA OPERATING PARTNERSHIP L.P.

Compliance Certificate Under Loan Agreement
dated as of [              ], 2005

K-SEA OPERATING PARTNERSHIP L.P. (“Borrower”), hereby certifies that:

This Certificate is furnished pursuant to §8.4 of the Loan Agreement dated as of [                    ], 2005 (the “Loan Agreement”) by and among the Borrower and Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation (the “Lender”).  Unless otherwise defined herein, the terms used in this Certificate have the meanings given to them in the Loan Agreement.

As required by §8.4 of the Loan Agreement, consolidated financial statements of K-Sea Transportation Partners L.P. and its Subsidiaries (“K-Sea”) for the period ended                       , 20    (the “Financial Statements”), prepared in accordance with GAAP consistently applied, accompany this Certificate.  The Financial Statements present fairly the consolidated financial position of K-Sea as at the date thereof and the consolidated results of operations of K-Sea for the period covered thereby (subject in the case of interim Financial Statements only to normal recurring year-end adjustments).

All of the representations and warranties made by the Borrower in §3 of the Loan Agreement were true and correct when made and are true and correct at and as of the date hereof with the same effect as if made herein.

The activities of the Borrower during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his or her immediate supervision.  Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Certificate, no Default or Event of Default has occurred.

WITNESS my hand this         day of                       , 20   .

K-SEA OPERATING PARTNERSHIP L.P.

By:K-Sea OLP GP, LLC, its General Partner

By:
Name: John J. Nicola
Title: Chief Financial Officer

Exhibit F

LIEN CERTIFICATE

RE:	K-Sea Operating Partnership L.P.

NAME OF PROJECT:	DBL 28, DBL 29 (the “Vessels,” and each, a “Vessel”)

NAME OF OWNER’S LENDER:	Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation

Reference is made to the Loan Agreement (the “Agreement”) dated as of June   , 2005, between K-Sea Operating Partnership L.P. (“K-Sea”) and Citizens Asset Finance, a d/b/a of Citizens Leasing Corporation (“CLC”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

The undersigned hereby acknowledges to CLC that the undersigned has received prior payment(s) in the amount of One million five hundred fifty-seven thousand one hundred and no/100 ($1,557,100.00) Dollars, and does hereby release pro tanto any mechanic’s lien, laborer and materialmen’s lien, stop notice or equitable lien, to the extent of such payment and all prior payments received in respect of each Vessel.  The undersigned hereby certifies that no subcontractors or any other third party are known by the undersigned to have any Lien rights with respect to each Vessel, other than those for which we have received contemporaneous releases.  This release is for the benefit of, and may be relied upon by CLC.

BOLLINGER MARINE FABRICATORS, L.L.C.

By:
Name:
Title:

Date: , 20

Exhibit G

ASSIGNMENT OF PROJECT DOCUMENTS

THIS ASSIGNMENT OF PROJECT DOCUMENTS (this “Assignment”) is made and entered into as of this      day of          , 2005, by K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“Borrower”), to CITIZENS ASSET FINANCE, a d/b/a of CITIZENS LEASING CORPORATION, a Rhode Island corporation (“Lender”), under a certain Loan Agreement dated as of the date hereof (the “Loan Agreement”) between Borrower and Lender; and

WHEREAS, pursuant to the Loan Agreement, Lender has agreed to make a loan to Borrower in the aggregate principal amount of up to $18,000,000 (the “Loan”), on the terms and conditions set forth therein, among other things, to finance the construction of two United States flag vessels (individually, a “Vessel” and together, the “Vessels”) that are the subject of the Construction Contract (as defined below); and

WHEREAS, as evidence of the indebtedness incurred under the Loan, Borrower has executed and delivered to Lender the Loan Agreement and will, on the Advance Termination Date (as defined in the Loan Agreement), execute and deliver to Lender a certain promissory note, payable to Lender in the aggregate principal face amount of $18,000,000 (the “Note”), payment of which is secured by a Security Agreement of even date herewith (the “Security Agreement”) from Borrower covering the property described in the Security Agreement as well as certain other security; and

WHEREAS, the execution and delivery of this Assignment is a condition precedent to the performance by Lender of its obligations under the Loan Agreement;

NOW, THEREFORE, in consideration of the recitals set forth above and incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby covenants and agrees as follows:

1.                                       Borrower hereby grants, transfers and assigns to Lender,  all right, title and interest of Borrower in, to and under the following agreements, contracts, guaranties, warranties, plans, licenses, permits and other items of personal property, whether now or hereafter executed, granted, received, acquired or issued:

(i)                                     that certain Agreement, dated as of February 21, 2005, between Borrower and Bollinger Marine Fabricators, L.L.C., a Louisiana limited liability company (the “Contractor”), relating to the construction of the Vessels (hereinafter together with any and all extensions, modifications, amendments and renewals thereof, referred to as the “Construction Contract”);

(ii)                                  all contracts and subcontracts, together with any and all extensions, modifications, amendments and renewals thereof, which are entered into by Borrower in connection with the performance of the work or the supply of labor, services or materials required for the construction of the Vessels.

(iii)                               all guarantees, warranties and other undertakings, whether written, oral or statutory, covering the quality or performance of the work or the quality of the materials required by the Construction Contract, contracts and subcontracts (including, but in no way limited to, any and all payment and performance bonds relating to the work under the Construction Contract), together with any claims which may be asserted thereunder;

(iv)                              all plans, specifications, drawings, surveys, renderings and models prepared for the construction of the Vessels in existence from time to time, together with all revisions and modifications thereof and all sketches and notes related thereto.

The items referred to in paragraphs (i) through (iv) above are sometimes hereinafter collectively referred to as the “Project Documents” and individually referred to as a “Project Document”.

This Assignment is made for the purpose of securing:  (a) the full and prompt payment when due, whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after maturity thereof, of all amounts due under the Loan Agreement and (when executed) the Note; (b) the full and prompt payment and performance of any and all obligations of Borrower to Lender hereunder and under the Loan Agreement, the Security Agreement, and any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Loan Agreement or Note (the Note, the Loan Agreement, the Security Agreement and said other agreements, documents or instruments, together with all renewals, amendments, extensions, consolidations and modifications thereof, are hereinafter collectively referred to as the “Loan Documents” and individually referred to as a “Loan Document”); and (c) any and all other indebtedness under the Loan Documents, however incurred, which may now or hereafter be due and owing from Borrower, to Lender, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether expressed or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations and extensions thereof.

2.                                       Borrower hereby covenants and agrees:

A.                                   To faithfully abide by, perform and discharge each and every obligation, covenant, condition and agreement of the Project Documents to be performed by Borrower and to enforce performance by each other party thereto of each and every obligation, covenant, condition and agreement to be performed by such other party.

B.                                     To promptly provide Lender with copies of any and all notices received or given by Borrower which allege, either directly or indirectly, that Borrower is in default in the performance of any obligation, covenant, condition or agreement of the Project Documents to be performed by Borrower, or that any other party to the Project Documents is in default in the performance of any obligation, covenant, condition or agreement of the Project Documents to be performed by such other party.

C.                                     That the term “Event of Default”, whenever used in this Assignment, shall have the same meaning as set forth in the Loan Agreement.

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D.                                    That an Event of Default by Borrower under this Assignment shall constitute a default under all of the Loan Documents.

E.                                      That upon the occurrence of any Event of Default, Lender may at its option, with or without notice or demand of any kind (except as may be provided herein or in any of the Loan Documents), and without waiving such Event of Default, exercise any or all of the following rights and remedies:  (1) declare any part or all of the indebtedness evidenced or secured hereby or by the Loan Documents to be immediately due and payable in accordance with the terms of the Loan Agreement, whereupon the same shall become immediately due and payable; (2) exercise any and all rights and remedies provided for hereunder or under the Loan Documents as well as such remedies as may be available at law or in equity; and (3) cure any such Event of Default in such manner and to such extent as Lender may deem necessary to protect the security hereof, including specifically, without limitation, the right (but not the obligation) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Lender, and also the right (but not the obligation) to perform and discharge each and every obligation, covenant, condition and agreement of Borrower under the Project Documents, and, in exercising any such powers, to pay necessary costs and expenses, employ counsel and incur and pay attorneys’ fees and expenses.  Lender shall not be obligated to perform or discharge, nor does it undertake to perform or discharge, any obligation, duty or liability of Borrower under any of the Project Documents, or by reason of this Assignment, it being agreed that Lender shall be treated as agreeing to perform or discharge such obligation, duty or liability if (but only if) Lender shall, by written notice sent to the other contracting party to, or grantor or licensor of, such Project Document, expressly so elect.

F.                                      That at any time after the occurrence of any Event of Default, Lender may, at its option, without notice, and without regard to the adequacy of security for the indebtedness hereby secured, with or without bringing any action or proceeding, or by a receiver to be appointed by a court at any time hereafter, exercise or enforce for their own benefit every right, power and authority under the Project Documents, or any of them, as fully as Borrower could itself.

G.                                     That the Contractor, upon receipt of written notice from Lender of the occurrence of any Event of Default and Lender’s election to exercise its rights under this Assignment, shall be and is hereby irrevocably directed and authorized by Borrower to recognize and accept Lender, as “owner” under the Construction Contract, or as holder of such other Project Document, as the case may be, for any and all purposes as fully as it would recognize and accept Borrower and the performance of Borrower thereunder, and to perform such Project Document for the benefit of Lender in accordance with the terms and conditions thereof, without any obligation to determine whether or not any such Event of Default has in fact occurred.

H.                                    That further, and without limitation of the foregoing remedies, upon the occurrence of any Event of Default, Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New York from time to time with respect to each and every Project Document in which a security

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interest may be obtained, in addition to the rights and remedies otherwise provided for by law or in equity or in any of the Loan Documents.

I.                                         Except as expressly provided by law, that in the exercise of the powers herein granted to Lender, no liability shall be asserted or enforced against Lender, all such liability being hereby expressly waived and released by Borrower.  Borrower hereby agrees to indemnify and hold Lender free and harmless from and against any and all claims, demands, liability, expense, cost, loss or damage (including all costs, expenses and attorneys’ fees incurred in the defense thereof) which may be asserted against, imposed on or incurred by Lender by reason of any act or omission of Borrower under any of the Project Documents or by reason of this Assignment or the exercise of Lender’s rights and remedies under this Assignment or under any of the Project Documents or by reason of any alleged obligation or undertaking of Lender to perform or discharge any obligation, duty or liability of Borrower under any of the Project Documents, provided that nothing herein shall be construed to obligate Borrower to indemnify and hold Lender free and harmless from and against any claim, demand, liability, expense, cost, loss or damage asserted against, imposed on or incurred by Lender by reason of Lender’s willful misconduct or gross negligence.  Should Lender incur any such liability, expense, cost, loss or demands, for which it is to be indemnified by Borrower as aforesaid, the amount thereof shall be secured by this Assignment, the Security Agreement and the other Loan Documents (whether or not such amount, when aggregated with other sums secured by the Security Agreement and the other Loan Documents, exceeds the aggregate principal face amount due under the Loan Agreement or the Note), shall bear interest at the default rate specified in the Loan Agreement from the date incurred until paid, and shall be due and payable immediately upon demand by Lender.

J.                                        That Lender shall have the right in accordance with the terms of the Loan Agreement to assign to any subsequent holder of the Note or the Security Agreement, or to any person acquiring title to the Vessel(s), the Project Documents and all the right, title, interest, power and authority of the Borrower in, under and by virtue of the Project Documents hereby or hereafter assigned.

3.                                       Borrower further hereby covenants, represents and warrants to Lender that (i) Borrower has not previously assigned, sold, pledged, transferred, mortgaged, hypothecated or otherwise encumbered the Project Documents or any of them, or its right, title and interest therein, (ii) Borrower shall not assign, sell, pledge, transfer, mortgage, hypothecate or otherwise encumber its interests in the Project Documents or any of them, (iii) Borrower has not performed, and will not perform, any act which might prevent Borrower from performing its undertakings hereunder or which might prevent Lender from operating under or enforcing any of the terms and conditions hereof or which would limit Lender in such operation or enforcement, (iv) Borrower is not in default under the Project Documents, or any of them, and to the best knowledge of Borrower, no other party to the respective Project Documents is in default thereunder except as disclosed in writing to Lender, (v) except as provided in the Loan Agreement, no material amendments to any of the Project Documents will be made without the prior written consent of Lender, and (vi) upon execution of any of the Project Documents, (and upon the subsequent execution of any material amendments to any of the Project Documents)Borrower will deliver a copy of such Project Document (or the original at Lender’s

4

request) to Lender and will require such of the parties thereto as Lender may designate to execute and deliver to Lender a consent to this Assignment.

4.                                       All notices, demands, elections or requests provided for or permitted to be given pursuant to this Assignment shall be in writing and shall be deemed to have been sufficiently given when delivered or mailed in the manner set forth in the Loan Agreement.

5.                                       Any provision in the Loan Agreement that pertains to this Assignment shall be deemed to be incorporated herein as if such provision were fully set forth in this Assignment.  In the event of any conflict between the terms of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.  A provision in this Assignment shall not be deemed to be inconsistent with the Loan Agreement by reason of fact that no provision in the Loan Agreement covers such provision in this Assignment.

6.                                       Although this Assignment constitutes a present, current and absolute assignment of the Project Documents, so long as there shall exist no Event of Default, Borrower shall have the right to exercise every right, power and authority under the Project Documents, and to perform and enforce performance of all obligations under the Project Documents.  This Assignment shall terminate when the indebtedness evidenced by the Loan Agreement and the Note is paid in full and all obligations, covenants, conditions and agreements of Borrower contained herein and in the Loan Documents are performed and discharged, and, in such event, upon the request of Borrower, Lender shall execute and deliver to Borrower instruments effective to evidence the termination of the Assignment.

7.                                       This Assignment constitutes the granting by Borrower to Lender of a security interest, under the Uniform Commercial Code as enacted in the State of New York from time to time, in the right, title and interest of Borrower in, to and under each and every Project Document in which a security interest may be obtained.  Borrower agrees to execute and deliver to Lender, at any time or times during which this Assignment shall be in effect, such further instruments as Lender may deem necessary to make effective this Assignment and the security interest created hereby.  To evidence such security interest, at the request of Lender, Borrower shall, in a form satisfactory to Lender, join with Lender in executing one or more financing statements or other notices of security interest, and any continuation thereof, and shall pay the cost for filing thereof.

8.                                       The exercise of any rights or remedies under this Assignment shall not be deemed to cure or waive any Event of Default, or waive, modify or affect any notice of default under any of the Loan Documents, or invalidate any act done pursuant to such notice.  The rights and remedies of Lender herein provided shall be in addition to and not in substitution for the rights and remedies vested in Lender in any of the Loan Documents or at law or in equity, all of which rights and remedies are specifically reserved by Lender.  The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently.  The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies.

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9.                                       This Assignment shall be interpreted, construed and enforced according to laws of the State of New York.

10.                                 It is expressly intended, understood and agreed that this Assignment and the Loan Documents are made and entered into for the sole protection and benefit of Borrower and Lender, and their respective legal representatives, successors and assigns (but in the case of assigns of Borrower, only if and to the extent that Lender has consented in writing to Borrower’s assignment of its rights or obligations hereunder or thereunder to such assigns); that no other person or persons shall have any right at any time to act hereon or rights to the proceeds of the Loan; that such proceeds of the Loan do not constitute a trust fund for the benefit of any third party; that no third party shall under any circumstances be entitled to any equitable lien on any such undisbursed proceeds of the Loan at any time; and that Lender shall have a lien upon and right to direct application of any such undisbursed proceeds of the Loan as provided in the Loan Documents.

11.                                 The relationship between Lender and Borrower is solely that of lender and borrower, and nothing contained herein or in any of the Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

12.                                 Borrower and Lender intend and believe that each provision in this Assignment comports with all applicable local, state or federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Assignment is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision or public policy, and if such court should declare such portion, provision or provisions of this Assignment to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Borrower and Lender that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein and that the rights, obligations and interests of Borrower and Lender under the remainder of this Assignment shall continue in full force and effect.

13.                                 Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Borrower has executed this Assignment, as of the day, month and year first above written.

K-SEA OPERATING PARTNERSHIP L.P.

By: K-Sea OLP GP, LLC, its General Partner

By:
Name:
Title:

Exhibit H

CONTRACTOR’S CONSENT

1.                                       The undersigned BOLLINGER MARINE FABRICATORS, L.L.C., a Louisiana Limited Liability Company (“Contractor”), understands that CITIZENS ASSET FINANCE, a d/b/a of Citizens Leasing Corporation, a Rhode Island corporation (“Lender”), will be making a loan (the “Loan”) to K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“Owner”), to finance a portion of the costs of the construction of two vessels (the “Vessels”), pursuant to that certain Loan Agreement of even date herewith (the “Loan Agreement”), between Lender and Owner. The Loan will be secured by, among other things, that certain Security Agreement of even date herewith, from Owner to Lender (the “Security Agreement”).  The construction of the Vessels is to be performed by Contractor pursuant to that certain Agreement dated as of February 21, 2005 (the “Construction Contract”), between Contractor and Owner. To further secure the Loan and the obligations of Owner to Lender under the Loan Agreement, Owner has assigned all of its right, title and interest in and to the Construction Contract to Lender, pursuant to that certain Assignment of Project Documents of even date herewith (the “Assignment”).

2.                                       Contractor acknowledges receipt of the Assignment, consents to the Assignment, and agrees to act in accordance with the terms thereof, provided, however, that Contractor shall not be obligated to Lender for the performance or payment of any of the obligations of Borrower under the Loan Agreement, Security Agreement or the Assignment.

3.                                       If Owner fails to perform any obligation under the Construction Contract, and Contractor deems such failure a default under the Construction Contract, Contractor shall give written notice thereof to Lender and give Lender 30 days from Lender’s receipt of Contractor’s notice of default to cure such default, provided that Contractor’s failure to give such notice shall not create any liability to Lender or affect Contractor’s rights under the Construction Contract.

4.                                       Upon receipt by Contractor of written notice from Lender stating that (a) Owner is in default under the Loan Agreement or any other agreement, document or instrument evidencing, securing or otherwise relating to the Loan, and (b) Lender is electing to exercise its rights under the Assignment to replace Owner as “Owner” under the Construction Contract, Lender shall succeed to all of the rights of Owner under the Construction Contract (including Owner’s rights to the Drawings and the Specifications, as those terms are defined in the Construction Contract) and Contractor shall continue performance on Lender’s behalf under the Construction Contract in accordance with the terms thereof, regardless of any default by Owner under the Construction Contract, provided that Lender pays Contractor for all work, labor, services and materials rendered by Contractor in accordance with the terms of the Construction Contract and otherwise complies with all of Owner’s obligations thereunder.  Prior to such notice of election by Lender, Lender shall not be deemed by virtue of the Assignment or any action taken thereunder to have assumed any obligations of Owner under the Construction Contract, nor shall Lender incur any liability of any kind to Contractor under the Construction Contract by reason of any breach of such obligations by Owner.  Lender hereby ratifies and agrees to abide by all acts of Owner taken prior to such notice of election by Lender.

Executed as of                                    , 2005.

BOLLINGER MARINE FABRICATORS, L.L.C.

By:
Name:
Title:

[Contractor’s Consent]